Calculation of Registration Fee
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.800% Senior Notes due 2026	$1,500,000,000	$151,050
Total	$1,500,000,000	$151,050
(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended

Filed pursuant to Rule 424(b)(5)

Registration No. 333-203157

PROSPECTUS SUPPLEMENT

(to prospectus dated March 31, 2015)

The Royal Bank of Scotland Group plc

$1,500,000,000 4.800% Senior Notes due 2026

The 4.800% Senior Notes due 2026 (the “Senior Notes”) will bear interest at a rate of 4.800% per annum from (and including) the date of issuance to (but excluding) the maturity of the Senior Notes on April 5, 2026. Interest will be paid on the Senior Notes semi-annually in arrear on April 5 and October 5 of each year, beginning on October 5, 2016.

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of the Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG (as defined below) or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

By its acquisition of the Senior Notes, each holder (including each beneficial holder) of the Senior Notes, to the extent permitted by the Trust Indenture Act of 1939 as amended (the “Trust Indenture Act”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes.

We may redeem the Senior Notes, in whole but not in part, at any time at 100% of their principal amount plus accrued but unpaid interest to the date of redemption, upon the occurrence of certain tax events as described in this prospectus supplement and the accompanying prospectus.

We intend to apply to list the Senior Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Senior Notes involves risks. See “Risk Factors” beginning on page S-4 and as incorporated by reference herein.

By its acquisition of the Senior Notes, each holder (including each beneficial holder) shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Senior Note	Total
Price to the public	99.819%	$1,497,285,000
Underwriting discounts	0.400%	$6,000,000
Proceeds, before expenses, to us	99.419%	$1,491,285,000

The initial price to the public set forth above does not include accrued interest, if any. Interest on the Senior Notes will accrue from April 5, 2016 and must be paid by the purchaser if the Senior Notes are delivered thereafter.

We expect that the Senior Notes will be ready for delivery through the book-entry facilities of DTC and its participants on or about April 5, 2016.

Global Co-ordinator, Joint Bookrunner and Joint Lead Manager

RBS

Joint Bookrunners and Joint Lead Managers

BofA Merrill Lynch	Credit Suisse	Morgan Stanley

Co-Managers

CIBC Capital Markets	RBC Capital Markets	Santander

Prospectus Supplement dated March 30, 2016

_________________________

Page

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	ii
INCORPORATION OF INFORMATION BY REFERENCE	ii
FORWARD-LOOKING STATEMENTS	iii
SUMMARY	1
RISK FACTORS	4
RECENT DEVELOPMENTS	12
USE OF PROCEEDS	13
CAPITALIZATION OF THE GROUP	14
RATIO OF EARNINGS TO FIXED CHARGES	15
DESCRIPTION OF THE SENIOR NOTES	16
UK AND U.S. FEDERAL TAX CONSEQUENCES	21
UNDERWRITING/CONFLICTS OF INTEREST	24
LEGAL OPINIONS	29
EXPERTS	30

Prospectus

About this Prospectus	1
Use of Proceeds	2
The Royal Bank of Scotland Group plc	2
The Royal Bank of Scotland plc	2
Description of Debt Securities	2
Description of Dollar Preference Shares	13
Description of Dollar Preference Share American Depositary Receipts	20
Description of Contingent Convertible Securities	25
Description of Certain Provision Relating to the Debt Securities and Contingent Convertible Securities	32
Description of Ordinary Shares	38
Description of Ordinary Share American Depositary Receipt	45
Plan of Distribution	51
Legal Opinions	52
Experts	53
Enforcement of Civil Liabilities	53
Where You Can Find More Information	53
Incorporation of Documents by Reference	54
Cautionary Statement on Forward-Looking Statements	54

_________________________

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein is accurate only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, we use the following terms:

•	“we”, “us”, “our”, “Issuer” and “RBSG” mean The Royal Bank of Scotland Group plc;

•	“Group” means RBSG together with its subsidiaries consolidated in accordance with International Financial Reporting Standards;

•	“RBS plc” means The Royal Bank of Scotland plc;

•	“SEC” refers to the Securities and Exchange Commission;

•	“pounds”, “sterling”, “pence”, “£” and “p” refer to the currency of the United Kingdom;

•	“dollars” and “$” refer to the currency of the United States; and

•	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

INCORPORATION OF INFORMATION BY REFERENCE

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC on 1-800-SEC-0330 for further information about the Public Reference Room. The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that we have filed. You may also request a copy of any filings referred to below (other than exhibits not specifically incorporated by reference) at no cost, by contacting us at RBS Gogarburn, P.O. Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

The SEC allows us to incorporate by reference much of the information we file with them. This means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC will automatically update and modify or supersede some of the information included or incorporated by reference into this prospectus supplement.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. The accompanying prospectus lists documents that are incorporated by reference into this prospectus supplement.

We incorporate by reference our Annual Report on Form 20-F for the year ended December 31, 2015 filed with the SEC on March 24, 2016 (File No. 001-10306) (the “2015 Annual Report”).

We also incorporate by reference into this prospectus supplement and accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

S-ii

FORWARD-LOOKING STATEMENTS

From time to time, we may make statements, both written and oral, regarding our assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in this prospectus supplement, “Cautionary Statement on Forward-Looking Statements” in the accompanying prospectus and “Forward-Looking Statements” in our 2015 Annual Report, which are incorporated by reference herein.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made. Except as required by the Financial Conduct Authority, any applicable stock exchange or any applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus supplement or the documents incorporated by reference herein to reflect any changes in expectations with regard thereto or any new information or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

S-iii

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein, as a whole. Words and expressions defined in “Description of the Senior Notes” below shall have the same meanings in this summary.

General

Issuer	The Royal Bank of Scotland Group plc

Senior Notes	$1,500,000,000 aggregate principal amount of 4.800 % Senior Notes due 2026 (the “Senior Notes”).

Issue Date	April 5, 2016

Maturity	We will pay the Senior Notes at 100% of their principal amount plus accrued and unpaid interest on April 5, 2026.

Interest Rate	The Senior Notes will bear interest at a rate of 4.800% per annum.

Interest Payment Dates	Every April 5 and October 5 in each year, commencing on October 5, 2016.

Regular Record Dates	Every March 21 and September 21 in each year, commencing on September 21, 2016.

Business Day Convention	Following; unadjusted.

Day Count Fraction	30/360

Ranking	The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of the Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

Repayment of Principal and Payment of Interest After Exercise of UK Bail-in Power	No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

Tax Redemption	In the event of tax law changes that require us to pay additional amounts and other limited circumstances as described under “Description of the Senior Notes—Tax Redemption” in this prospectus supplement and “Description of Debt Securities—Redemption” in the accompanying prospectus we may redeem all, but not less than all, of the Senior Notes prior to maturity at 100% of their principal amount together with any accrued but unpaid interest and additional amounts to the date of redemption.

Book-Entry Issuance, Settlement and Clearance	We will issue the Senior Notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Senior Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Senior Notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except as described in the accompanying prospectus. Settlement of the Senior Notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Conflicts of Interest	RBS Securities Inc. (“RBSSI”), an affiliate of RBSG, is a Financial Industry Regulatory Authority (“FINRA”) member and an Underwriter in this offering and has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. RBSSI is not permitted to sell Senior Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

CUSIP	780097 BA8

ISIN	US780097BA81

Listing and Trading	We intend to apply to list the Senior Notes on the New York Stock Exchange in accordance with its rules.

Trustee and Principal Paying Agent	The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial principal paying agent for the Senior Notes.

Timing and Delivery	We currently expect delivery of the Senior Notes to occur on April 5, 2016.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes.

Governing Law	The senior debt securities indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Prospective investors should consider carefully the risk factors incorporated by reference into this Prospectus Supplement and as set out below as well as the other information set out elsewhere in this Prospectus Supplement (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to the Senior Notes.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on the business, operations, financial condition or prospects of RBSG and cause RBSG’s future results to be materially different from expected results. RBSG’s results could also be affected by competition and other factors. RBSG has described only those risks relating to its operations that it considers to be material. There may be additional risks that RBSG currently considers not to be material or of which it is not currently aware, and any of these risks could have the effects set forth above. All of these factors are contingencies which may or may not occur and RBSG is not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear RBSG’s solvency risk. Each of the risks highlighted could have a material adverse effect on the amount of principal and interest which investors will receive in respect of the Senior Notes. In addition, each of the highlighted risks could adversely affect the trading price of the Senior Notes or the rights of investors under the Senior Notes and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Senior Notes.

Risks relating to RBSG

For a description of risks associated with RBSG as well as certain risks associated with investments in RBSG’s securities, see the section entitled “Risk Factors” in our 2015 Annual Report filed with the SEC on March 24, 2016, which is incorporated by reference herein.

Risks relating to the Senior Notes

Regulatory actions in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the Senior Notes and your rights thereunder.

Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms (the “BRRD”) provides an EU-wide framework for the recovery and resolution of credit institutions and investment firms, their subsidiaries and certain holding companies. The BRRD requires all European Economic Area (“EEA”) member states to provide their relevant resolution authorities with a set of tools to intervene sufficiently early and quickly with respect to institution which is failing or likely to fail so as to ensure the continuity of the institution’s critical financial and economic functions, while minimizing the impact of an institution’s failure on the broader economy and financial system.

In the United Kingdom, the majority of the requirements of the BRRD have been implemented into national law in the Banking Act 2009, as amended by the Financial Services (Banking Reform) Act 2013 (the “Banking Act”) and other legislation. The UK implementation of the BRRD included the introduction of the UK bail-in tool as of January 1, 2015. For more information on the UK bail-in tool, see “—The relevant UK resolution authority may exercise the UK bail-in tool in respect of RBSG and the Senior Notes, which may result in holders of the Senior Notes losing some or all of their investment” and “—Under the terms of the Senior Notes, you have agreed to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.” below.

The Banking Act confers substantial powers on relevant UK authorities designed to enable them to take a range of actions in relation to UK banks or investment firms and certain of their affiliates in the event a bank or investment firm in the same group is considered to be failing or likely to fail. The exercise of any of these actions in relation to RBSG or any entity within the Group could materially adversely affect the value of the Senior Notes.

Under the Banking Act, substantial powers are granted to the Bank of England (or, in certain circumstances, HM Treasury), in consultation with the Prudential Regulation Authority (“PRA”), the Financial Conduct Authority (“FCA”) and HM Treasury, as appropriate as part of a special resolution regime (the “SRR”). These powers enable the relevant UK resolution authority to implement resolution measures with respect to a UK bank or investment firm and certain of its affiliates (including, for example, RBSG) (each a “relevant entity”) in circumstances in which the relevant UK resolution authority is satisfied that the resolution conditions are met. Under the applicable regulatory framework and pursuant to guidance issued by the Bank of England, governmental financial support, if any is provided, would only be used as a last resort measure where a serious threat to financial stability cannot be avoided by other measures (such as the stabilization options described below, including the UK bail-in power) and subject to the limitations set out in the Banking Act.

Several stabilization options are available to the relevant UK resolution authority under the SRR, where a resolution has been triggered, including: (i) private sector transfer of all or part of the business of the relevant entity, which can include either its shares or its property; (ii) transfer of all or part of the business of the relevant entity to a “bridge bank” established by the Bank of England pending a future sale or share issuance; (iii) an asset separation tool which allows assets and liabilities of the firm to be transferred to and managed by an asset management vehicle; (iv) the UK bail-in tool (as described further below); and (v) temporary public ownership (nationalization). In addition, the UK resolution authority may commence special administration or liquidation procedures applicable to financial institutions.

Further, the Banking Act grants broad powers to the UK resolution authority, the application of which may adversely affect contractual arrangements (including the Senior Notes) and which include the ability to (i) modify or cancel contractual arrangements to which an entity in resolution is party, in certain circumstances; (ii) suspend or override the enforcement provisions or termination rights that might be invoked by counterparties facing an entity in resolution, as a result of the exercise of the resolution powers; and (iii) disapply or modify laws in the UK (with possible retrospective effect) to enable the powers under the Banking Act to be used effectively.

The exercise of the stabilization powers or other powers conferred on the UK resolution authority under the Banking Act with respect to us, or any suggestion of any such exercise, could materially adversely affect the value or trading liquidity of the Senior Notes or your rights under the Senior Notes and could lead to holders of the Senior Notes losing some or all of the value of their investment in the Senior Notes.

The SRR is designed to be triggered prior to our insolvency and holders of the Senior Notes may not be able to anticipate the exercise of any resolution power (including the UK bail-in power) by the relevant UK resolution authority.

The stabilization options are intended to be applied prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. Accordingly, the stabilization options may be exercised if the relevant UK resolution authority: (i) is satisfied that a UK bank or investment firm is failing, or is likely to fail; (ii) determines that it is not reasonably likely that (ignoring the stabilization powers) action will be taken by or in respect of a UK bank or investment firm that will result in condition (i) above ceasing to be met; (iii) considers the exercise of the stabilization powers to be necessary, having regard to certain public interest considerations (such as the stability of the UK financial system, public confidence in the UK banking system and the protection of depositors, being some of the special resolution objectives) and (iv) considers that the special resolution objectives would not be met to the same extent by the winding-up of the UK bank or investment firm.

In the event that the relevant UK resolution authority seeks to exercise its powers in relation to a UK banking group company (such as RBSG), the relevant UK resolution authority has to be satisfied that (A) the conditions set out in (i) to (iv) above are met in respect of a UK bank or investment firm in the same banking group (or, in respect of an EEA or third country credit institution or investment firm in the same banking group, the relevant EEA or third country resolution authority is satisfied that the conditions for resolution applicable in its jurisdiction are met) and (B) certain criteria are met, such as the exercise of the powers in relation to such UK banking group company being necessary having regard to public interest considerations.

The use of different stabilization powers is also subject to further “specific conditions” that vary according to the relevant stabilization power being used.

Although the Banking Act provides for the above described conditions to the exercise of any resolution powers and guidelines adopted by the EBA set out the objective elements for determining whether an institution is failing or likely to fail, it is uncertain how the relevant UK resolution authority would assess such conditions in any particular pre-insolvency scenario affecting RBSG and/or other members of the Group and in deciding whether to exercise a resolution power. There has been no application of the SRR powers in the UK to a large financial institution, such as RBSG, to date, which could provide an indication of the relevant UK resolution authority’s approach to the exercise of the resolution powers, and even if such examples existed, they may not be indicative of how such powers could be applied to RBSG. Moreover, as the final criteria that the relevant UK resolution authority would consider in exercising any bail-in power provide it with considerable discretion, holders of the Senior Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and consequently its potential effect on the Issuer, the Group and the Senior Notes. The relevant UK resolution authority is also not required to provide any advance notice to holders of the Senior Notes of its decision to exercise any resolution power.

Therefore, holders of the Senior Notes may not be able to anticipate a potential exercise of any such powers nor the potential effect that the exercise of such powers could have on the RBSG, the Group and the Senior Notes. Uncertainty relating to the exercise of such powers may lead to increased volatility in the trading of the Senior Notes and may affect their market value.

The relevant UK resolution authority may exercise the UK bail-in tool in respect of RBSG and the Senior Notes, which may result in holders of the Senior Notes losing some or all of their investment

The UK bail-in tool is one of the powers available to the UK resolution authority under the SRR and was introduced under the Banking Act. The UK government amended the provisions of the Banking Act to ensure the consistency of these provisions with the bail-in provisions under the BRRD, which amendments came into effect on January 1, 2015.

The UK bail-in tool was introduced as an additional power available to the Bank of England (as a relevant UK resolution authority), to enable it to recapitalize a failed institution by allocating losses to its shareholders and unsecured creditors (which would include holders of the Senior Notes) in a manner that (i) reflects the hierarchy of capital instruments and otherwise ought to respect the hierarchy of claims in an ordinary insolvency and (ii) is consistent with shareholders and creditors not receiving a less favorable treatment than they would have received in ordinary insolvency proceedings of the relevant entity (known as the “no creditor worse off” safeguard). Certain liabilities are excluded from the scope of the UK bail-in tool, such as insured deposits and liabilities that are secured. The Banking Act also grants the power for the relevant UK resolution authority to exclude any liability or class of liabilities on certain prescribed grounds (including financial stability grounds) and subject to specified conditions.

Where the conditions for resolution exist, the Bank of England may use the bail-in tool (in combination with other resolution tools under the Banking Act) to, among other things, cancel a liability or modify the terms of contracts for the purposes of reducing or deferring the liabilities of the relevant entity under resolution and the power to convert a liability from one form or class to another. The exercise of such powers may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Senior Notes and/or the conversion of all or a portion of the principal amount of, interest on, or any other amounts payable on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person. In addition, the Bank of England may use the UK bail-in tool to, among other things, replace or substitute RBSG as obligor in respect of the Senior Notes, modify the terms of the Senior Notes (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinue the listing and admission to trading of the Senior Notes.

Moreover, and as described above where there exists a threat that the UK resolution authority may exercise the UK bail-in power , the trading and market price of the Senior Notes may be affected and should therefore not necessarily be expected to follow the trading behavior associated with similar types of securities not subject to the UK bail-in power. Additionally, to the extent the UK bail-in power is exercised pursuant to the Banking Act or otherwise to convert the Senior Notes into securities, any securities you receive upon conversion of your Senior Notes (whether debt or equity) likely may not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our American depositary receipts listed on the New York Stock Exchange or our ordinary shares listed on the London Stock Exchange or otherwise. Moreover, the exercise of the UK bail-in power and/or other actions implementing the UK bail-in power may require interests in the Senior Notes to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC. Furthermore, the trustee may be unwilling to continue serving in its capacity as trustee for the Senior Notes, subject to the terms of the Indenture. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

As a potential investor in the Senior Notes, you should consider the risk that you may lose all of your investment, including the principal amount plus any accrued but unpaid interest if the UK bail-in power is acted upon or that such Senior Notes may be converted into ordinary shares or other instruments of us or a Group entity which may be of little value at the time of conversion and thereafter. In addition, trading behavior, including prices and volatility, may be affected by the threat of bail-in and as a result the Senior Notes may not follow the trading behavior associated with other types of securities.

Under the terms of the Senior Notes, you have agreed to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.

Pursuant to Article 55 of the BRRD, subject to limited exceptions, unsecured liabilities of a financial institution governed by the laws of a country outside of the European Economic Area (which include the Senior Notes, the terms of which are governed by New York Law) must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the UK bail-in power and agree to be bound by the exercise of those powers by the relevant resolution authority.

As a result, and notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of the Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act, pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

Neither a reduction or cancellation, in part or in full, of the principal amount of or any interest on the Senior Notes, the conversion thereof into another security or obligation of RBSG or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect of the Senior Notes will of itself constitute an a default or event of default under the terms of the Senior Notes or the Indenture.

For more information, see “Description of the Senior Notes—Agreement with Respect to the Exercise of UK Bail-in Power”.

Holders’ rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including the Senior Notes) and to the broader resolution powers of the relevant UK resolution authority. Although we expect, according to the principles of the Banking Act and the BRRD, that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Senior Notes and that the noteholders would be treated pari passu with the claims of holders of all our senior unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Senior Notes at that time being subjected to the exercise of the UK bail-in power, the rules provide for some exceptions to these principles which the relevant resolution authority may choose to rely upon. In addition, holders of securities will have a right to be compensated in the event of the exercise of the UK bail-in power with respect to the Senior Notes, based on the principle that such investors should receive no less favourable treatment than they would have received had RBSG entered into insolvency immediately before the initial exercise of the resolution powers pursuant to the UK bail-in power. However, even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by the holders of the Senior Notes in the resolution and there can be no assurance that such holders would recover such compensation promptly. In addition, due to the discretion afforded to the Bank of England, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the UK bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the UK bail-in tool on other creditors who have not been excluded (which may include you).As the implementation of these provisions remains to be tested, there can be no certainty as to how these legal protections or remedies would be implemented by the relevant UK resolution authority.

Further, although the Bank of England’s resolution instrument with respect to the exercise of the UK bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the Bank of England considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the UK bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including the Senior Notes). Accordingly, holders of the Senior Notes otherwise have limited rights to challenge any decision of the relevant UK resolution authority to exercise the UK bail-in power.

Other changes in law may adversely affect your rights as noteholders.

Changes in law after the date hereof may affect your rights as noteholder as well as the market value of the Senior Notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Senior Notes, which may have an adverse effect on an investment in the Senior Notes.

If the UK were to vote to exit the EU following the referendum scheduled for June 23, 2016, there could be significant changes to the laws applicable in the UK. For example, the BRRD would cease to be applicable in the UK in the manner in which it currently does (subject to any transitional measures which may be agreed). Although an exit from the EU may not itself affect the validity of the Banking Act, it is possible that other changes to law affecting your rights could take place.

In addition, any change in tax law or regulation may entitle us to redeem the Senior Notes, in whole (but not in part), as more particularly described under “—Risks Relating to the Senior Notes—We may redeem the Senior Notes for certain tax reasons.” below and “Description of the Senior Notes—Tax Redemption”

Such legislative and regulatory uncertainty could also affect the value the Senior Notes and their trading liquidity given the extent and impact on the Senior Notes that one or more regulatory or legislative changes could have on the Notes.

The Senior Notes are effectively subordinated to our secured indebtedness.

The Senior Notes are unsecured and will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness. The Senior Notes are our obligations exclusively and are not guaranteed by any person, including any of our subsidiaries. By reason of such subordination, in the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, our assets will be available to pay the amounts due on the Senior Notes only after all our then existing secured indebtedness has been paid in full.

The Senior Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The Senior Notes are our obligations but are not bank deposits. In the event of our insolvency, the Senior Notes will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit insurance Corporation, The Deposit Insurance Fund, or any other government agency.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some or all of its creditors, including when we have loaned or otherwise advanced the proceeds received from the issuance of the Senior Notes to such subsidiary.

We are a non-operating holding company and, as such, our principal source of income is derived from our operating subsidiaries that hold the principal assets of the Group. As a separate legal entity, we rely on, among other things, remittance of our subsidiaries’ loan interest payments and dividends in order to be able to meet our obligations to you as they fall due. The ability of our subsidiaries and affiliates to pay dividends depends on the earnings and financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on our Senior Notes.

In addition, the Senior Notes are structurally subordinated to all liabilities of our subsidiaries. This means that because we are a holding company, our rights to participate as a shareholder in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors and any preference shareholders, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary. If any of our subsidiaries were wound up, liquidated or dissolved (i) the noteholders would have no right to proceed against the assets of such subsidiary and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of such subsidiary’s creditors and/or preference shareholders (including holders of such subsidiary’s senior debt and tier 2 and tier 1 capital instruments (if any)) before we would be entitled to receive any distributions.

The terms of the Senior Notes also do not constrain how we make our investments in, or advance funds to, our subsidiaries, including the proceeds of issuances of debt securities, such as the Senior Notes, and as to how we may restructure existing investments and funding in the future. The ranking of our claims in respect of such investments and funding in the event of the liquidation of a subsidiary, and their treatment in resolution, will depend in part on their form and structure and the types of claim that they give rise to. The purposes of such investments and funding, and any such restructuring, may include, among other things, the provision of different amounts or types of capital or funding to particular subsidiaries, including for the purposes of meeting regulatory requirements, such as the implementation of any minimum requirement for own funds and eligible liabilities (“MREL”) (or any equivalent requirements imposed by the PRA), including as amended to transpose the terms of the Financial Stability Board (the “FSB”) final standards for total loss absorbing capital (“TLAC”) requirements, in respect of such subsidiaries. The PRA’s current consultation on the implementation of MREL in the UK, would require instruments eligible for MREL issued by us to be structurally subordinated to our operating and excluded liabilities. The capital raised through issuances of MREL eligible liabilities by us would then be transferred downstream to our material operating subsidiaries in the form of capital or another form of subordinated claim. In this way, MREL eligible instruments issued by us will be structurally subordinated to senior liabilities of our operating companies, allowing losses from such operating companies to be transferred to us. The MREL requirements remain subject to consultation and implementation in the UK and could result in increased funding requirements for us and/or such subsidiaries.

In addition, the terms of some loans or investments in capital instruments issued by our subsidiaries may contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of such subsidiary, would result in a write-down of the claim or a change in the ranking and type of claim that we have against such subsidiary. Any changes in the legal or regulatory form or ranking of a loan or investment could also affect its treatment in resolution.

We may issue securities pari passu with the Senior Notes and/or secured debt.

There is no restriction under the Indenture on the amount of securities that we may issue that rank pari passu with the Senior Notes. In particular, the FSB final standards for TLAC requirements for global systemically important banks will apply to us once implemented in the United Kingdom, and we expect to issue between £3 to 5 billion principal amount of senior debt securities per annum between 2015 and 2019 in order to meet these TLAC requirements.

Furthermore, the terms of the Indenture permit us (and our subsidiaries) to incur additional debt, including secured debt. The Senior Notes will be effectively subordinated to any secured indebtedness or other liabilities.

We may redeem the Senior Notes for certain tax reasons.

We may redeem the Senior Notes at any time in whole (but not in part) upon the occurrence of certain tax events, as more particularly described under “Description of The Senior Notes—Tax Redemption” below. Certain of such events may occur at any time after the issue date and it is therefore possible that we would be able to redeem the Senior Notes at any time after the issue date.

If we redeem the Senior Notes in any of the circumstances mentioned above, you may not be able to reinvest the amounts received upon redemption at a rate that will provide the same rate of return as their investment in such Senior Notes.

The credit risk of RBSG, its credit ratings, and its credit spreads may adversely affect the value of the Senior Notes prior to maturity and its ability to pay all amounts due on the Senior Notes.

The Senior Notes are our senior unsecured debt securities. As a result, your receipt of all payments of interest and principal on the Senior Notes is dependent on our ability to repay our obligations on the applicable payment date. No assurance can be given as to what our financial condition will be at any time during the term or on the maturity date of the Senior Notes. Consequently, all payments on the Senior Notes will be subject to the credit risk of RBSG and not that of any of our subsidiaries, including RBS plc. Any actual or anticipated decline in RBSG’s credit ratings, changes in the market’s view of its creditworthiness or any increase in its credit spreads charged by the market for taking credit risk are likely to adversely affect the value of the Senior Notes prior to maturity and cause the liquidity of the Senior Notes to decline significantly.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the Senior Notes. Any rating assigned to us or the Senior Notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of: our strategy and management’s capability; our financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in our key markets; the level of political support for the industries in which we operate; and legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting our credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to us or the Senior Notes. An improvement in our credit ratings will not necessarily increase the value of the Senior Notes and will not reduce market risk and other investment risks related to the Senior Notes. Credit ratings (i) do not reflect the risk that interest rates may rise, which may affect the values of the Senior Notes, which accrue interest at a fixed rate, (ii) do not address the price, if any, at which the Senior Notes may be resold prior to maturity (which may be substantially less than the original offering price of the Senior Notes), and (iii) are not recommendations to buy, sell or hold the Senior Notes.

An active trading market may not develop for the Senior Notes.

There is no existing trading market for the Senior Notes. We intend to apply for listing of the Senior Notes on the New York Stock Exchange. There is, however, no assurance that the Senior Notes will be accepted for listing or remain listed on the New York Stock Exchange and, if listed, that an active trading market will develop or, if developed, that it will continue. We have been advised by the Underwriters that the Underwriters intend to make a market in the Senior Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Senior Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Senior Notes may be adversely affected. In that case, holders of the Senior Notes may not be able to sell Senior Notes at a particular time or may not be able to sell Senior Notes at a favorable price. The liquidity of any market for the Senior Notes will depend on a number of factors including:

•	the number of holders of the Senior Notes;

•	our ratings published by major credit rating agencies;

•	our financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Senior Notes;

•	prevailing interest rates; and

•	the introduction of any financial transactions tax.

Investors should be aware that the materialization of any of the above risks may adversely affect the value of the Senior Notes.

RECENT DEVELOPMENTS

2015 Annual Results

Please refer to our 2015 Annual Report, which contain recent developments, including in relation to (i) the Group’s strategic plan and (ii) the Group’s ongoing litigation, investigation and reviews, and which is incorporated by reference herein.

Liability Management Exercise

On March 30, 2016, the Group announced the launch of separate tender offers in respect of certain US dollar, Euro and pounds sterling securities issued by RBSG and RBS plc.

The tender offers are being made as part of our ongoing liability management, with the intention of supporting the ongoing transition of the Group to a holding company capital and term funding model, in line with regulatory requirements.

The principal amounts outstanding of securities subject to the tender offers are $2,950,988,000 for the US dollar denominated securities, €3,140,250,000 for the Euro denominated securities and £719,467,000 for the sterling denominated securities.

Such tenders offers are not conditioned upon any capital markets issuances, including the Senior Notes offered hereby.

Announcements will be made relating to the tender offers in accordance with applicable securities regulations.

USE OF PROCEEDS

The net proceeds from the issue of the Senior Notes are expected to amount to $1,490,785,000 after deduction of the underwriting commission and the other expenses incurred in connection with the issue of the Senior Notes. We intend to use the net proceeds of the offering for general corporate purposes.

CAPITALIZATION OF THE GROUP

The following table shows the Group’s issued and fully paid share capital, owners’ equity and indebtedness on an unaudited consolidated basis in accordance with International Financial Reporting Standards as at December 31, 2015.

	As at December 31, 2015
	Actual	As Adjusted(1)
	£million	£million
Share capital – allotted, called up and fully paid
Ordinary shares of £1.00	11,625	11,625
Dividend access share of £0.01(2)	—	—
Non-cumulative preference shares of $0.01(3)	—	—
Non-cumulative preference shares of €0.01(4)	—	—
Non-cumulative preference shares of £1.00(5)	—	—
	11,625	11,625
Retained income and other reserves	41,806	41,806
Owners’ equity	53,431	53,431
Group indebtedness
Subordinated liabilities	19,847	19,847
Debt securities in issue	31,150	32,161
Total indebtedness	50,997	52,008
Total capitalization and indebtedness	104,428	105,439

____________________

(1)	The ‘As adjusted’ column reflects the effects of the issue of the Senior Notes offered hereby. Amounts shown have been converted from dollars to sterling at a rate of $1.4830 = £1.00, the rate used to translate assets and liabilities as at December 31, 2015. We make no representation that amounts have been or could have been or could in the future be converted into dollars at that rate or any other rate.

(2)	As at December 31, 2015, there was one Dividend Access Share (“DAS”) of £0.01 outstanding. On March 22, 2016, the DAS was re-designated as a single B share which was subsequently cancelled.

(3)	As at December 31, 2015, there were 87,868,941 Non-cumulative preference shares of $0.01 outstanding, representing $878,689.

(4)	As at December 31, 2015, there were 2,044,418 Non-cumulative preference shares of €0.01 outstanding, representing €20,444.

(5)	As at December 31, 2015, there were 54,442 Non-cumulative preference shares of £1.00 outstanding, representing £54,442.

Under IFRS, certain preference shares are classified as debt and are included in subordinated liabilities in the table above.

On March 22, 2016, RBSG paid the final dividend of £1.193 billion in respect of the DAS to Her Majesty's Treasury ("HMT"). The dividend represents the final amount payable to HMT and effects the immediate retirement of the DAS, reducing retained income and other reserves. This decrease has been largely offset by increases in other reserves.

Since December 31, 2015, buybacks and maturities net of issuances of debt securities and subordinated liabilities (including €1.5 billion senior notes issued by the Group on March 15, 2016 under its European Medium Term Note program), excluding mark-to-market and foreign exchange movements, totaled £2.1 billion.

The tender offers launched on March 30, 2016 in respect of certain US dollar, Euro and pounds sterling notes issued by us or RBS plc, as described more particularly under “Recent Developments—Liability Management Exercise,” are not reflected in the table above.

Other than as disclosed above, the information contained in the table above has not changed materially since December 31, 2015.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to combined fixed charges and preference share dividends(1)(2)
– including interest on deposits	0.17	1.52	(0.51)	0.13	0.78
– excluding interest on deposits	(1.17)	2.61	(5.12)	(3.73)	(0.86)
Ratio of earnings to fixed charges only(1)(2)
– including interest on deposits	0.19	1.67	(0.55)	0.13	0.78
– excluding interest on deposits	(1.60)	3.58	(6.95)	(4.80)	(0.86)

____________________

(1)	For this purpose, earnings consist of income before tax and non-controlling interests, plus fixed charges less the unremitted income of associated undertakings (share of profits less dividends received). Fixed charges consist of total interest expense, including or excluding interest on deposits and debt securities in issue, as appropriate, and the proportion of rental expense deemed representative of the interest factor (one third of total rental expenses).

(2)	The earnings for the years ended 31 December 2015, 2013, 2012, and 2011, were inadequate to cover total fixed charges and preference share dividends. The coverage deficiency for total fixed charges and preference share dividends for the years ended 31 December 2015, 2013, 2012 and 2011 was £3,088 million ($4,709 million), £9,247 million ($14,493 million), £6,353 million ($10,117 million) and £1,860 million ($2,996 million), respectively. The coverage deficiency for fixed charges for the years ended 31 December 2015, 2013, 2012 and 2011 was £2,703 million ($4,122 million), £8,849 million ($13,869 million), £6,052 million ($9,637 million) and £1,860 million ($2,996 million), respectively. Dollar amounts have been converted from sterling at the following rates which are the average of the Noon Buying Rates on the last U.S. business day of each month during the relevant year: (i) $1.5250 for the year ended December 31, 2015, (ii), $1.5673 for the year ended December 31, 2013; (iii) £1 = $1.5924 for the year ended December 31, 2012 and (iv) £1 = $1.6105 for the year ended December 31, 2011.

DESCRIPTION OF THE SENIOR NOTES

The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

Senior Notes

The Senior Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on April 5, 2026. From and including the date of issuance, interest will accrue on the Senior Notes at a rate of 4.800% per annum.

Interest will accrue from April 5, 2016. Interest will be payable semi-annually in arrear on April 5 and October 5 of each year, commencing on October 5, 2016. The regular record dates for the Senior Notes will be March 21 and September 21 of each year immediately preceding the interest payment dates on April 5 and October 5, respectively.

If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption (in the circumstances described in “—Tax Redemption” below) or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of senior debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on April 5, 2016. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes of the applicable series, issue additional notes of such series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the applicable series of Senior Notes described in this prospectus supplement except for the price to the public and issue date of such series of Senior Notes, provided however that if such additional notes of the relevant series of Senior Notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes of such series, such additional notes must be fungible with the outstanding Senior Notes of the applicable series for U.S. federal income tax purposes. Any such additional notes of the applicable series, together with the Senior Notes of such series offered by this prospectus supplement, may constitute a single series of with such Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Tax Redemption

We may redeem the Senior Notes in whole but not in part upon not less than five business days or more than sixty calendar days’ notice to the holders of Senior Notes in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest and additional amounts to the date of redemption.

If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of the Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

According to the principles of the Banking Act and the BRRD, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Senior Notes and that the noteholders would be treated pari passu with the claims of holders of all our senior unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Senior Notes at that time being subjected to the exercise of the UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK resolution authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK resolution authority shall not constitute a default or event of default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of the Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(i)	acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)	to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes;

(iii)	agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes,

a.	the Trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and

b.	the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)	shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors - Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required. For more information on additional amounts and the situations in which we must pay additional amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

In addition to the exceptions to our grossup obligations set forth in the accompanying prospectus, we will not pay additional amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Waiver of Right to Set-Off

By accepting a Senior Note, each holder (including each beneficial holder) will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies—Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the Indenture will remain.

Trustee; Direction of Trustee

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture (as amended by the Second Supplemental Indenture) shall survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes.

By its acquisition of the Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Base Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Second Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

UK AND U.S. FEDERAL TAX CONSEQUENCES

The following is a summary of material UK and U.S. federal income tax consequences of the ownership and disposition of the Senior Notes by a “U.S. holder” described below, that is not connected with us for relevant tax purposes, that holds the Senior Notes as capital assets and that purchases the Senior Notes in their initial offering at their “issue price,” which will be equal to the first price at which a substantial amount of the Senior Notes is sold for money to the public (not including bondhouses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). For purposes of this discussion, a “U.S. holder” is a beneficial owner of a Senior Note that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances, including Medicare contribution tax consequences, as well as differing tax consequences that might apply to holders subject to special rules, such as:

•	persons who are resident in the UK or are temporary non-residents of the UK for UK tax purposes;

•	certain financial institutions;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	persons holding Senior Notes as part of a hedge or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax; or

•	persons carrying on a trade in the UK through a permanent establishment in the UK or carrying on a trade, profession or vocation in the UK through a branch or agency in the UK.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a Senior Note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partnership or partner of a partnership holding a Senior Note should consult its tax advisor.

The statements regarding UK and U.S. tax laws and practices set out below, including those regarding the UK/U.S. double taxation convention relating to income and capital gains (the “Treaty”), are based on those laws, practices and conventions as of the date of this prospectus supplement. They are subject to changes in those laws, practices and conventions, and any relevant judicial decision which changes may have retroactive effect. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each U.S. holder. In particular, this summary does not deal with the tax treatment of any Senior Note following any exercise of the UK bail-in power. You should satisfy yourself as to the tax consequences in your own particular circumstances of the acquisition, ownership and disposition of the Senior Notes.

United Kingdom

Payments of Interest. Interest that we pay on the Senior Notes will not be subject to withholding or deduction for or on account of UK tax, provided that the Senior Notes are and remain listed on the New York Stock Exchange or some other “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007.

In all other cases, a sum on account of UK income tax must generally be withheld at the basic rate (currently 20%), unless one of certain exceptions relating to the status of the holder applies. In particular, certain U.S. holders will be entitled to receive payments free of withholding on account of UK income tax under the Treaty and will under current HM Revenue & Customs (“HMRC”) administrative procedures be able to make a claim for the issuance of a direction by HMRC to this effect. However, such directions will be issued only on prior application to the relevant tax authorities by the holder in question. If such a direction is not given, we will generally be required to withhold tax, although a U.S. holder entitled to relief under the Treaty may subsequently claim the amount withheld from HMRC.

Payments of interest on the Senior Notes constitute UK-source income for UK tax purposes and, as such, may be subject to UK tax by direct assessment, irrespective of the residence of the holder. Where the payments are made without withholding on account of UK tax, the payments will not be assessed to UK tax if you are not resident in the UK for tax purposes, except if you carry on a trade, profession or vocation in the UK through a UK branch or agency, or in the case of a corporate U.S. holder, if you carry on a trade in the UK through a permanent establishment in the UK in connection with which the payments are received or to which the Senior Notes are attributable, in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the UK branch or agency or permanent establishment.

Any person in the UK paying interest to, or receiving interest on behalf of, certain other persons, may be required to provide information in relation to the payment (including the name and address of the beneficial owner of the interest, whether or not resident in the UK) to HMRC. HMRC may communicate this information to the tax authorities of other jurisdictions.

Disposal (Including Redemption). Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a U.S. holder will not, upon disposal (including redemption) of a Senior Note, be liable for UK taxation on gains realized, unless at the time of the disposal the U.S. holder is resident for tax purposes in the UK or carries on a trade, profession or vocation in the UK through a branch or agency in the UK or, in the case of a corporate U.S. holder, if the U.S. holder carries on a trade in the UK through a permanent establishment in the UK and the Senior Note was used in or for the purposes of the trade, profession or vocation or acquired for use and used by or held for the purposes of that branch or agency or permanent establishment.

A U.S. holder who is an individual and who has ceased to be resident for tax purposes in the UK for a period of five tax years or less and who disposes of a Senior Note during that period may be liable to UK tax on chargeable gains arising during the period of absence in respect of the disposal (including redemption), subject to any available exemption or relief.

A U.S. holder who is an individual or other taxpayer not subject to corporation tax will not, upon transfer or redemption of a Senior Note, recognize any UK income tax charge on accrued but unpaid payments of interest, unless the U.S. holder at any time in the relevant tax year was resident for tax purposes in the UK or carried on a trade, profession or vocation in the UK through a branch or agency to which the Senior Note is attributable.

Annual Tax Charges. Corporate U.S. holders who are not resident for tax purposes in the UK and who do not carry on a trade in the UK through a permanent establishment in the UK to which the Senior Notes are attributable will not be liable to UK tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Senior Notes.

Stamp Duty and Stamp Duty Reserve Tax. No UK stamp duty should be payable on the issue of the Senior Notes into a clearance service or depositary receipt arrangement.

UK SDRT may arise on the issue, and UK SDRT or UK stamp duty may arise on the transfer, of the Senior Notes into a clearance service or depositary receipt arrangement, in each case at a rate of 1.5%. However, following litigation, HMRC have confirmed that it will not collect such SDRT on the issue, or (where integral to the raising of capital) the transfer, of the Senior Notes into a clearance service or depositary receipt arrangement on the basis that the charge is not compatible with European law, provided that the Senior Notes comprise loans raised by the issue of debentures or other negotiable securities for the purposes of Article 5(2)(b) of the Capital Duty Directive (2008/7/EC).

No UK stamp duty should be required to be paid on the transfer of the Senior Notes within a clearance service or depositary receipt arrangement provided that no instrument is used to effect the transfer. No UK SDRT should be payable on the transfer of the Senior Notes within a clearance service or depositary receipt arrangement provided that no election has been made under which the alternative system of charge (as provided for in section 97A Finance Act 1986) applies to the Senior Notes.

No UK stamp duty or SDRT should be payable on the redemption of the Senior Notes.

European Union Directive on Taxation of Savings Income. European Council Directive 2003/48/EC (the “Savings Directive”) required Member States to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person within its jurisdiction to (or for the benefit of) an individual resident in that other Member State or to certain limited types of entities established in that other Member State. However, for a transitional period, Austria was instead required to operate a withholding system (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) unless during such period they elected otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

Council Directive (EU) 2015/2060 provides for the repeal of the Savings Directive generally with effect from January 1, 2016 or, in the case of Austria, from January 1, 2017. This is in order to avoid overlap with Council Directive 2011/16/EU on administrative cooperation in the field of taxation (as amended by Council Directive 2014/107/EU), pursuant to which Member States are required to apply new measures on mandatory automatic exchange of information.

United States

Interest on a Senior Note (including any UK tax withheld) will be includable in income by a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. Interest income from the Senior Notes (including any UK tax withheld) will constitute foreign source income, which may be relevant to a U.S. holder in calculating the U.S. holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.

A U.S. holder will, upon sale, exchange or redemption of a Senior Note, generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (not including amounts attributable to accrued interest, which will be treated as ordinary interest income as described above) and the U.S. holder’s tax basis in the Senior Note. Any gain or loss will generally be U.S. source capital gain or loss and will be treated as long-term capital gain or loss if the Senior Note has been held for more than one year at the time of disposition. Long-term capital gains recognized by non-corporate U.S. holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information returns may be filed with the Internal Revenue Service in connection with payments on the Senior Notes and the proceeds from a sale or other disposition of the Senior Notes. A U.S. holder may be subject to U.S. backup withholding at a current rate of 28% on these payments and proceeds if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. holders who are individuals (or entities closely-held by individuals) may be required to report information relating to non-U.S. accounts through which the U.S. holders may hold their Senior Notes (or information regarding the Senior Notes if the Senior Notes are not held through any financial institution). U.S. holders should consult their tax advisers regarding their reporting obligations with respect to the Senior Notes.

UNDERWRITING/CONFLICTS OF INTEREST

We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Senior Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally agreed to purchase the respective principal amounts of the Senior Notes indicated opposite such Underwriter’s name in the following table.

Principal Amount of Senior Notes
Underwriters
RBS Securities Inc.	$487,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$300,000,000
Credit Suisse Securities (USA) LLC	$300,000,000
Morgan Stanley & Co. LLC	$300,000,000
CIBC World Markets Corp.	$37,500,000
RBC Capital Markets, LLC	$37,500,000
Santander Investment Securities Inc.	$37,500,000
Total	$1,500,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all the Senior Notes offered by this prospectus supplement if any of these Senior Notes are purchased.

The Senior Notes sold by the Underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the Senior Notes are not sold at the initial public offering price, the Underwriters may change the offering price and the other selling terms.

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange. The Senior Notes are a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Senior Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Senior Notes.

The Senior Notes will settle through the facilities of the DTC and its participants (including Euroclear and Clearstream Banking). The CUSIP number for the Senior Notes is 780097BA8 and the ISIN is US780097BA81.

We estimate that our total expenses for the offering, excluding underwriting commissions will be approximately $500,000.

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the US Securities Act of 1933, as amended.

It is expected that delivery of the Senior Notes will be made against payment on or about April 5, 2016, which will be four business days following the date of pricing of this prospectus supplement (this settlement cycle being referred to as, “T+4”). Under Rule 15(c)6-1 of the U.S. Exchange Act, trades in the secondary market generally are required to settle in three business days (as such term is used for purposes of Rule 15(c)6-1 of the U.S. Exchange Act) unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes  on the date of this prospectus supplement will be required, by virtue of the fact that the Senior Notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Senior Notes who wish to make such trades should consult their own advisors.

Conflicts of Interest

RBSSI, an affiliate of RBSG, is a FINRA member and an Underwriter in this offering, has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. RBSSI is not permitted to sell Senior Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes. Any such short positions could adversely affect future trading prices of the Senior Notes. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the Underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters may purchase and sell Senior Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Senior Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Senior Notes while the offering is in progress, or, for a limited time after the issue date, over-allotment of the Senior Notes or transactions with a view to supporting the market price of the Senior Notes at a level higher than that which might otherwise prevail. However, there is no obligation or assurance that any Underwriter (or any person acting on behalf of such Underwriter) will undertake any such stabilization action. Any such stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Senior Notes is made, and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which the Issuer received the proceeds of the issue, or no later than 60 days after the date of allotment of the relevant Senior Notes, whichever is the earlier.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the other Underwriters a portion of the underwriting discount received by it because the other Underwriters have repurchased Senior Notes sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Senior Notes. As a result, the price of the Senior Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time and stabilizing transactions must be brought to an end after a limited period. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Selling Restrictions

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Senior Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom.

European Economic Area

This prospectus supplement has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of the Senior Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of Senior Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Senior Notes which are the subject of an offering contemplated in this prospectus supplement may only do so (i) in circumstances in which no obligation arises for us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by a prospectus supplement which specifies that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State, such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or prospectus supplement, as applicable, and we have consented in writing to its use for the purpose of such offer. Except to the extent sub-paragraph (ii) above may apply, neither we nor any Underwriter have authorized, nor authorize, the making of any offer of Senior Notes in circumstances in which an obligation arises for us or any Underwriter to publish or supplement a prospectus for such offer.

In relation to each Relevant Member State, each Underwriter has severally represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Senior Notes to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the other Underwriters nominated by us for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Senior Notes shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this section, the expression “an offer of the Senior Notes to the public” in relation to any Senior Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe the Senior Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means

Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

The Senior Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1919, as amended) (the “FIEL”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person (as defined under Section 275(2) of the SFA), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then

“securities” (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferrable for six months after that corporation or that trust has acquired the Senior Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor under Section 274 of the SFA or to a relevant person, , or (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law.

Switzerland

This prospectus supplement, as well as any other material relating to the Senior Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus, do not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The Senior Notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Senior Notes, including, but not limited to, this prospectus supplement, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The Senior Notes are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the Senior Notes with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This prospectus supplement as well as any other material relating to the Senior Notes is personal and confidential and does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Canada

The Senior Notes are not being offered and may not be sold to any purchaser in a province or territory of Canada other than the provinces of Alberta, British Columbia, Nova Scotia, New Brunswick, Ontario, Prince Edward Island, Quebec, Saskatchewan and the Yukon territory.

The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Senior Notes or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Senior Notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Senior Notes may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL OPINIONS

Our U.S. counsel, Davis Polk & Wardwell London LLP, and U.S. counsel for the Underwriters, Shearman & Sterling (London) LLP, will pass upon certain United States legal matters relating to the Senior Notes. Our Scottish solicitors, CMS Cameron McKenna LLP, will pass upon certain matters of Scots law relating to the issue and sale of the Senior Notes. Our English solicitors, Linklaters LLP, will pass upon certain matters of English law relating to the issue and sale of the Senior Notes, and Davis Polk & Wardwell London LLP will pass upon certain tax matters of English law relating to the Senior Notes.

EXPERTS

The consolidated financial statements as at December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, incorporated in this prospectus by reference from RBSG’s 2015 Annual Report and the effectiveness of RBSG’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. The reports (1) express an unqualified opinion on RBSG’s consolidated financial statements and include an explanatory paragraph stating that Note 41 to the financial statements was added for the inclusion of consolidating financial information in respect of RBS plc in accordance with Regulation S-X Rule 3-10, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

THE ROYAL BANK OF SCOTLAND GROUP plc

By this prospectus we may offer —

DEBT SECURITIES
DOLLAR PREFERENCE SHARES
CONTINGENT CONVERTIBLE SECURITIES
ORDINARY SHARES

THE ROYAL BANK OF SCOTLAND plc
fully and unconditionally guaranteed by THE ROYAL BANK OF SCOTLAND GROUP plc

By this prospectus we may offer —

DEBT SECURITIES

The Royal Bank of Scotland Group plc may use this prospectus to offer from time to time debt securities, including senior debt securities, subordinated debt securities and capital securities, dollar preference shares, directly or in the form of American Depositary Shares, contingent convertible securities and ordinary shares (in the form of American Depositary Shares).  Our American Depositary Shares, or ADSs, each representing two ordinary shares (or a right to receive two ordinary shares), are listed on the New York Stock Exchange under the symbol “RBS”.  In addition, our ordinary shares are listed on the London Stock Exchange.  Our series of American Depositary Shares representing non-cumulative dollar preference shares and evidenced by American Depositary Receipts (Series F, Series H, Series L, Series M, Series N, Series P, Series Q, Series R, Series S, Series T and Series U) are listed on the New York Stock Exchange.

The Royal Bank of Scotland plc (acting through its head office or any one of its branches) may use this prospectus to offer from time to time senior debt securities or subordinated debt securities.  Such senior debt securities and subordinated debt securities will be fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc.

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more supplements to this prospectus.  Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in our securities.  The amount and price of the offered securities will be determined at the time of the offering.

Investing in our securities involves risks that are described in the “Risk Factors” section of our annual and interim reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is March 31, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, dollar preference shares, contingent convertible securities and ordinary shares we may offer, which we will refer to collectively as the “securities”.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities.  The prospectus supplement may also add to, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  We will file each prospectus supplement with the SEC.  You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus,

•	the term “RBSG” means The Royal Bank of Scotland Group plc and the term “Group” means The Royal Bank of Scotland Group plc and its subsidiaries;

•
the term “RBS plc” means The Royal Bank of Scotland plc, the term “RBS” or the “Royal Bank” means RBS plc and its subsidiaries, the term “NWB Plc” means National Westminster Bank Plc and the term “NatWest” means NWB Plc and its subsidiaries;

•	the terms “we”, “our” and “us” refer to each of RBSG or RBS plc, as applicable, as issuer of the relevant securities;

•
in the sections titled “Description of Dollar Preference Shares” and “Description of Dollar Preference Share American Depositary Shares”, the terms “we”, “our” and “us” refer to RBSG as issuer of the dollar preference shares;

•	in the section titled “Description of Contingent Convertible Securities”, the terms “we”, “our”, and “us” refer to RBSG as issuer of the contingent convertible securities; and

•	in the sections titled “Description of Ordinary Shares” and “Description of Ordinary Share American Depositary Shares”, the terms “we”, “our” and “us” refer to RBSG as issuer of the ordinary shares.

RBSG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom.  In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

As permitted by Rule 12h-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), RBS plc does not file reports under the Exchange Act with the SEC.  In accordance with Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), the Group’s financial statements include condensed consolidating financial information for RBS in a footnote to those financial statements.

USE OF PROCEEDS

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.  The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

THE ROYAL BANK OF SCOTLAND GROUP PLC

RBSG is a public limited company incorporated in Scotland with registration number SC045551.  RBSG was incorporated under Scots law on March 25, 1968.  RBSG is the holding company of a large global banking and financial services group.  Headquartered in Edinburgh, the Group operates in the United Kingdom, the United States and internationally through its two principal subsidiaries, RBS and NatWest.  Both RBS and NatWest are major U.K. clearing banks.  In the United States, the Group’s subsidiary Citizens Financial Group, Inc. is a large commercial banking organization.  Globally, the Group has a diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.  At December 31, 2014, Her Majesty’s Treasury’s (“HM Treasury”) holding in RBSG’s ordinary shares was 62.3% and its economic interest was 79.0%.

RBSG’s registered office is 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and its principal place of business is RBS Gogarburn, PO Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

THE ROYAL BANK OF SCOTLAND PLC

RBS plc is a public limited company incorporated in Scotland with registration number SC090312.  RBS plc was incorporated under Scots law on October 31, 1984.  RBS is a wholly owned subsidiary of RBSG.

RBS plc’s registered office is 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and its principal place of business is RBS Gogarburn, PO Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms that will apply to (i) any senior debt securities, subordinated debt securities and capital securities that may be offered by RBSG, and (ii) any senior debt securities and subordinated debt securities that may be offered by RBS plc (acting through its head office or any one of its branches) and guaranteed by RBSG.  Consequently, when we refer to “debt securities” in this prospectus, we mean (i) the senior debt securities, the subordinated debt securities and the capital securities that may be issued by RBSG, or (ii) the senior debt securities and subordinated debt securities that may be issued by RBS plc, acting directly or through one of its branches, as applicable.  The term “debt securities” does not include the “contingent convertible securities” described under “Description of Contingent Convertible Securities”.

Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully.  The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those debt securities to those described in this prospectus.  The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.  Therefore, the statements we make below in this section may not apply to your debt security.  You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Senior debt securities will be issued by RBSG and/or RBS plc under the relevant senior debt indenture.  Senior debt securities issued by RBS plc will be fully and unconditionally guaranteed on a senior basis by RBSG.  Subordinated debt securities will be issued by RBSG and/or RBS plc under the relevant subordinated debt indenture.

Subordinated debt securities issued by RBS plc will be fully and unconditionally guaranteed on a subordinated basis by RBSG.  Capital debt securities that have no stated maturity will be issued by RBSG under a capital securities indenture.  Each indenture is a contract between us and The Bank of New York Mellon or Wilmington Trust Company, as applicable, as trustee, and in respect of the senior debt securities Citibank, N.A., as securities administrator for RBS NotesSM and Retail Corporate Notes issued by RBS plc, and, in respect of the senior debt securities or subordinated debt securities issued by RBS plc, RBSG, as guarantor.  The indentures are substantially identical, except for certain provisions such as those relating to subordination, which are included only in the subordinated debt indentures and the capital securities indenture.  None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue.  We may issue debt securities in one or more series.  The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

•	whether RBSG or RBS plc (acting through its head office or any one of its branches) is the issuer of the relevant debt securities;

•	whether they are senior debt securities or subordinated debt securities or, in the case of debt securities issued by RBSG only, capital securities;

•	whether the senior debt securities or subordinated debt securities are guaranteed;

•
with respect to the subordinated debt securities and capital securities, whether the payment of interest can be deferred, whether the payment of principal can be deferred, the subordination terms, whether the principal amount may be written down or converted into equity upon the occurrence of certain events relating to our financial condition, the redemption terms and the events of default applicable to each series of the subordinated debt securities and capital securities;

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any interest payments are payable;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•
whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate.  We will sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “— Modification and Waiver” below.

If RBSG issues subordinated debt securities or capital securities, and if RBS plc issues subordinated debt securities, that, in each case, qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Guarantee for Debt Securities Issued by RBS plc

RBSG will fully and unconditionally guarantee payment in full to the holders of senior debt securities or subordinated debt securities issued by RBS plc and all amounts due and owing under the applicable indenture.  The guarantee is set forth in, and forms part of, the indentures under which senior debt securities or subordinated debt securities, as applicable, will be issued by RBS plc.

Senior Debt Securities

If, for any reason, RBS plc does not make any required payment in respect of its senior debt securities when due, RBSG will cause the payment to be made to or to the order of the applicable trustee.  The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture.  Holders of senior debt securities issued by RBS plc may sue RBSG to enforce their rights under the guarantee without first suing any other person or entity.  RBSG may, without the consent of the holders of the debt securities, assume all of RBS plc’s rights and obligations under the debt securities and upon such assumption, RBS plc will be released from its liabilities under the senior debt indenture and the senior debt securities.

Subordinated Debt Securities

If, for any reason, RBS plc does not make any required payment in respect of its subordinated debt securities when due, RBSG will cause the payment to be made to or to the order of the applicable trustee.  The guarantee will be on a subordinated basis when the guaranteed debt securities are issued under the subordinated debt indenture.  Holders of subordinated debt securities issued by RBS plc may sue RBSG to enforce their rights under the subordinated guarantee without first suing any other person or entity.  RBSG may, without the consent of the holders of the debt securities, assume all of RBS plc’s rights and obligations under the debt securities and upon such assumption, RBS plc will be released from its liabilities under the subordinated debt indenture and subordinated debt securities.

Because the guarantee is subordinated, if winding-up proceedings with respect to RBSG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities.  If, in any such winding-up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of RBSG’s assets in a winding-up in proportion to the respective amounts to which they are entitled.  If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because RBSG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of such subsidiary’s creditors, including, in the case of RBS plc, RBS plc’s depositors, except to the extent that RBSG may be a creditor with recognized claims against RBS plc.

Payments

We will make any payments of interest and principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

We are not required to make payments of interest and principal on the subordinated debt securities and if we fail to make a payment, our obligation to make such payments shall be deferred and such failure to make a payment does not create a default under the applicable subordinated debt indenture.  The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Capital Securities

We are not required to make payments on any series of capital securities on any payment date and if we fail to make a payment, such failure shall not create a default under the capital securities indenture.  Unless the relevant prospectus supplement provides otherwise, any payment that we do not make in respect of any series of capital securities on any applicable payment date, together with any other unpaid payments, so long as they remain unpaid, shall be missed payments and will accumulate until paid.  The relevant prospectus supplement will set forth the terms on which all payments, including missed payments, on the capital securities of a particular series outstanding at the time will be treated, including deferral.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding-up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding-up or otherwise, to the claims of all or any of our creditors, in the manner provided in the applicable subordinated debt indenture.

Capital Securities

Unless the relevant prospectus supplement provides otherwise, in a winding-up, the principal amount of, and payments and any missed payments on, any series of capital securities will be subordinate to, and subject in right of payment to the prior payment in full of, all Senior Claims.  The following are “Senior Claims” in respect of any series of capital securities:

•	all claims of our unsubordinated creditors admitted in the winding-up;

•
all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding-up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise; and

•	all other claims except those that rank, or are expressed to rank, equally with or junior to the claims of any holder of capital securities of any series.

Additional senior claims, if any, may be set forth in the accompanying prospectus supplement.

Unless the relevant prospectus supplement provides otherwise, if at any time an order is made or a shareholders’ resolution is passed for a winding-up, any amounts that would have been payable in respect of the capital securities of any series if, on and after the day immediately before the winding-up began, any holder of those capital securities had been the holder of preference shares in our capital with a preferential right to a return of assets in the winding-up over the holders of all other issued shares, including all classes of our preference shares, will be payable on those capital securities.  These amounts will be calculated assuming that such preference shares were entitled, to the exclusion of all other rights or privileges, to receive as a return of capital an amount equal to the principal amount of the capital securities of the series then outstanding, together with all payments accrued to the date of repayment at the rate provided for in those capital securities and any missed payments.  Accordingly, no amount will be payable in a winding-up on any series of capital securities until all Senior Claims admitted in the winding-up have been paid in full.

General

As a consequence of these subordination provisions, if winding-up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities and, in the case of the holders of capital securities, the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities.  If, in any winding-up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding-up in proportion to the respective amounts to which they are entitled.  If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because RBSG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of RBS plc, RBS plc’s depositors, except to the extent that RBSG may be a creditor with recognized claims against RBS plc.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all amounts to be paid by us on any series of debt securities will be paid without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in the relevant prospectus supplement, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing

Jurisdiction, we will pay such additional amounts with respect to the principal of and other payments on any series of debt securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the debt securities of the particular series, after such deduction or withholding, shall equal the amounts of such payments which would have been payable in respect of such debt securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the debt security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a debt security, or the collection of the payment on any debt security of the relevant series,

(ii) except in the case of a winding-up of  us in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the debt security for payment at the close of such 30 day period,

(iv) the holder or the beneficial owner of the relevant debt security or the payment on such debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives,

(vi) the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant debt security to another paying agent in a Member State of the European Union, or

(vii) any combination of subclauses (i) through (vi) above,

nor shall Additional Amounts be paid with respect to a payment on the debt security to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

As used in this “Additional Amounts” section, the term “payment” means, in the context of Senior Debt Securities and Subordinated Debt Securities, payments of principal, premium, if any, and interest, if any, on such securities, and, in the context of Capital Securities, payments and any missed payments on such securities.  Whenever in this prospectus or any prospectus supplement there is mentioned, in the context of Senior Debt Securities or Subordinated Debt Securities, the payment of the principal, premium, if any, or interest, if any, on, or in respect of, any such security of any series, and, in the context of Capital Securities, payments or missed payments on any such security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Unless the relevant prospectus supplement provides otherwise, we will, and in the case of capital securities only if the solvency condition is satisfied, have the option to redeem the debt securities of any series as a whole upon (i) not less than five business days, and not more than 60 calendar days’ notice in respect of subordinated debt securities issued by RBS plc and senior debt securities, including Series A Senior Notes, issued by RBSG or (ii) not less than 30 days, and not more than 60 days’ notice in respect of capital securities issued by RBSG, subordinated debt securities issued by RBSG and senior debt securities, including RBS NotesSM and Retail Corporate Notes, issued by RBS plc, to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, if any (including any deferred amounts, if applicable) in the case of senior debt securities and subordinated debt securities, and all payments and missed payments in the case of capital securities, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. Taxing Jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

•
in making any payments, including missed payments in the case of capital securities, on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

•
payments, including missed payments in the case of capital securities, on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

•
on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent English counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, including any conditions to our right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so.  Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date; and

•	the place or places at which each holder may obtain payment of the redemption price.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows and if, in the case of the capital securities, certain other conditions to be specified in the applicable prospectus supplement are satisfied.  Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing U.K. Prudential Regulatory Authority (“PRA”) requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless, among other things, we give prior notice to the PRA and, in certain circumstances, it consents or does not raise any objection in advance.  The PRA may impose conditions on any redemption or repurchase all of which will be set out in the supplemental indenture with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities.  We may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class.  However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any subordinated debt security;

•	change the terms of any capital security to include a stated maturity date;

•
reduce the principal amount of, or in the case of subordinated debt securities, the interest rates, or any premium payable upon the redemption of, or the payments, in the case of capital securities or any missed payments, with respect to any debt security;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•
reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default (as such terms are defined below and described in the relevant prospectus supplement);

•
modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default (as those terms are defined under the heading “Event of Default and Defaults; Limitations of Remedies” below), or capital security payment events, as described in the relevant prospectus supplement, may require the non-objection from, or consent of, the PRA or its successor.

Events of Default and Defaults; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•
we do not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made.  It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction.  Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Debt Security Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•
we breach any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•
either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement.  The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment.  Subject to the indenture provisions for the indemnification of the trustee and the securities administrator, as the case may be, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name or and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series.  However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and determined by the trustee.  The trustee may also take any other action consistent with the direction that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against us, whether before or during our winding-up.

Subordinated Debt Securities Event of Default or Capital Securities Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities and a “Capital Security Event of Default” with respect to any series of capital debt securities shall result if either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency).

If a Subordinated Debt Security Event of Default or Capital Security Event of Default, as the case may be, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities or capital securities, as the case may be, of each series may declare to be due and payable immediately in accordance with the terms of the applicable indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest and, in the case of capital securities, any missed payments on the securities of the series.  However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities or capital securities, as the case may be, of the series may rescind the declaration of accelerations and its consequences, but only if all Subordinated Debt Security Events of Default or Capital Security Events of Default, as the case may be, have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Securities Defaults or Capital Securities Defaults

In addition to Subordinated Debt Security Events of Default and Capital Security Events of Default, the subordinated debt and capital securities indentures also separately provide for “Subordinated Debt Security Defaults” and “Capital Security Defaults”.  The relevant prospectus supplement with respect to any series of subordinated debt securities or capital securities shall set out what events, if any, shall be considered Subordinated Debt Security Defaults or Capital Security Defaults.  The indentures permit the issuance of subordinated debt securities or capital securities, as applicable, in one or more series and whether a Subordinated Debt Security Default or Capital Security Default has occurred is determined on a series-by-series basis.

Unless the relevant prospectus supplement provides otherwise, if a Subordinated Debt Security Default or Capital Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for our winding-up, but the trustee may not declare the principal amount of any outstanding subordinated debt security or capital security, as the case may be, due and payable.  The relevant prospectus supplement will set forth further actions provided in the subordinated debt securities indenture and the capital securities indenture relating to the rights of holders in connection with the occurrence of a Subordinated Debt Security Default or Capital Security Default, if any, that may be taken by the trustee upon the occurrence of a Subordinated Debt Security Default or Capital Security Default.

By accepting a subordinated debt security or a capital security, as applicable, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or capital securities, as applicable, or the applicable indenture (or between our obligations under or in respect of any subordinated debt security or capital security, as applicable, and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding-up.

Events of Default and Defaults - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or capital security payment event with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments or, in the case of capital securities, missed payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or a capital security payment event occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee.  Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction.  The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or a capital security payment event with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default or  a capital security payment event known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or a capital security payment event has been cured or waived.  However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that certain conditions are satisfied, including that under certain indentures we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series.  If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged.  Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. Taxing Jurisdiction, rather than taxes imposed by the U.K. Taxing Jurisdiction.  However, if we make payment under the guarantee, we shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by the U.K. Taxing Jurisdiction by reason of the guarantee payment.  The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.  However, the determination of whether the solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences.  You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders of each series of subordinated debt securities and capital securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustees and Securities Administrator

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the debt securities other than RBS NotesSM and Retail Corporate Notes issued by RBS plc.  Wilmington Trust Company is the trustee under the indentures with respect to RBS NotesSM and Retail Corporate Notes issued by RBS plc.  Citibank N.A. is the securities administrator under the indentures with respect to RBS NotesSM and Retail Corporate Notes issued by RBS plc.  The trustees shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”).  Subject to the provisions of the TIA, the trustees are under no obligation to exercise any of the powers vested in them by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.  We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon, Wilmington Trust Company and Citibank N.A. in the ordinary course of our business.  The Bank of New York Mellon and Citibank, N.A. are also the book-entry depositaries and paying agents with respect to our debt securities.  The Bank of New York Mellon is the depositary with respect to the ADSs representing certain of our preference shares, and trustee with respect to certain of our exchangeable capital securities.

Consent to Service of Process

Under the indentures, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following is a summary of the general terms of the dollar preference shares of any series.  Each time that we issue dollar preference shares, we will file a prospectus supplement with the SEC, which you should read carefully.  The prospectus supplement will designate the terms of the dollar preference shares of the particular series, which are set out in the resolutions establishing the series that our board of directors or an authorized committee thereof (referred to in this section as the board of directors) adopt.  These terms may amend, supplement or be different from those summarized below, and if so the applicable prospectus supplement will state that, and the description of the dollar preference shares of that series contained in the prospectus supplement will apply.  You should also read our Articles of Association, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.  You should read the summary of the general terms of the ADR deposit agreement under which Dollar Preference Share American Depositary Receipts (“Dollar Preference Share ADRs”) evidencing American Depositary Shares (“Dollar Preference Share ADSs”) that may represent dollar preference shares may be issued, under the heading “Description of Dollar Preference Share American Depositary Shares”.

If we issue dollar preference shares that qualify as capital for regulatory purposes, the terms of such dollar preference shares may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

General

Under our Articles of Association, our board of directors is authorized to provide for the issuance of dollar preference shares, in one or more series, with the dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions that are set forth in resolutions providing for their issue adopted by our board of directors.  Our board of directors may only provide for the issuance of dollar preference shares of any series if a resolution of our shareholders has authorized the allotment of shares.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise.  You should read the prospectus supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of Dollar Preference Share ADSs and the number of dollar preference shares represented by each Dollar Preference Share ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	the circumstances under which dividends may not be payable;

•	voting rights;

•	the restrictions applicable to the sale and delivery of the dollar preference shares;

•	whether and under what circumstances we will pay additional amounts on the dollar preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular series of dollar preference shares.

The dollar preference shares of any series will rank junior as to dividends to the cumulative preference shares, equally as to dividends with other non-cumulative preference shares, the exchange preference shares of any series and the sterling preference shares, equally as to repayment of capital on a winding-up or liquidation with other non-cumulative preference shares, the exchange preference shares of any series, the sterling preference shares and the cumulative preference shares and, unless the resolutions of our board of directors establishing any series of dollar preference shares specify otherwise and the related prospectus supplement so states, will rank equally in all respects with the dollar preference shares of each other series and any other of our shares which are expressed to rank equally with them.  The preferential rights to dividends of the holders of the cumulative preference shares are cumulative whereas the preferential rights to dividends of the holders of any series of dollar preference shares, any series of exchange preference shares, the euro preference shares, and any sterling preference shares will be or are non-cumulative.  Holders of dollar preference shares will have no pre-emptive rights.

The dollar preference shares will rank in priority to our ordinary shares as regards the right to receive dividends and rights to repayment of capital if we are wound up or liquidated, whether or not voluntarily.

There are no restrictions under our Articles of Association or under Scots law as currently in effect that limit the right of non-resident or foreign owners, as such, to acquire dollar preference shares of any series freely or, when entitled to vote dollar preference shares of a particular series, to vote those dollar preference shares.  There are currently no English or Scots laws, decrees, or regulations that would prevent the remittance of dividends or other payments on the dollar preference shares of any series to non-resident holders.

Dividends

Non-cumulative preferential dividends on each series of dollar preference shares will be payable at the rate or rates and on the dates set out in the relevant prospectus supplement and will accrue from their date of issue.

Pursuant to our Articles of Association, our board of directors may resolve prior to the issue and allotment of any series of dollar preference shares that full dividends on such series of dollar preference shares in respect of a particular dividend payment date will not be declared and paid if, (i) in its sole and absolute discretion, the board of directors resolves prior to the relevant dividend payment date that such dividend (or part thereof) shall not be paid or (ii) in the opinion of the board of directors, payment of a dividend would breach or cause a breach of the capital adequacy requirements of the PRA that apply at that time to us and/or any of our subsidiaries, or subject to the next following paragraph, our distributable profits, after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on or before the relevant dividend payment date on the cumulative preference shares (and any arrears of dividends thereon), are insufficient to cover the payment in full of dividends on that series of dollar preference shares and dividends on any of our other preference shares stated to be payable on the same date as the dividends on that series and ranking equally as to dividends with the dollar preference shares of that series.  The U.K. Companies Act 1985 (as amended) defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses.

Unless the applicable prospectus supplement states otherwise, if dividends are to be paid but our distributable profits are, in the opinion of the board of directors, insufficient to enable payment in full of dividends on any series of dollar preference shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other non-cumulative preference shares and any of our other share capital expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any cumulative preference share, then the board of directors shall (subject always to sub-clauses (i) and (ii) of the preceding paragraph) declare and pay dividends to the extent of the available distributable profits, (if any) on a pro rata basis so that (subject as aforesaid) the amount of dividends declared per share on the dollar preference shares of the series and the dividends stated to be payable on such date on any other non-cumulative preference shares and any of our other share capital expressed to rank pari passu therewith as regards distribution of profits will bear to each other the same ratio that accrued dividends per share on the dollar preference shares of the series and other non-cumulative preference shares, and any of our other share capital expressed to rank pari passu therewith as regards participation in profits, bear to each other.

Dividends on the cumulative preference shares, including any arrears, are payable in priority to any dividends on any series of dollar preference shares, and as a result, we may not pay any dividend on any series of dollar preference shares unless we have declared and paid in full dividends on the cumulative preference shares, including any arrears.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares on the most recent dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not declare or pay any dividends upon any of our other share capital (other than the cumulative preference shares) and we may not set aside any sum to pay such dividends, unless, on the date of declaration, we set aside an amount equal to the dividend for the then-current dividend period payable on that series of dollar preference shares to provide for the payment in full of the dividend on that series of dollar preference shares on the next dividend payment date.  If we have not declared and paid in full any dividend payable on any series of dollar preference shares on any dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not redeem, purchase or otherwise acquire for any consideration any of our other share capital and may not set aside any sum or establish any sinking fund to redeem, purchase or otherwise acquire them, until we have declared and paid in full dividends on that series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.

To the extent that any dividend on any dollar preference share to which sub-clause (i) of the second paragraph of this section applies is, on any occasion, not declared and paid by reason of the exercise of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, holders of such dollar preference shares shall have no claim in respect of such non-payment.  In addition, such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other series of dollar preference shares or on any of our non-cumulative preference shares expressed to rank pari passu with our dollar preference shares, (b) the setting aside of sums for the payment of dividends referred to in (a), (c) except as set forth in the following paragraph, the redemption, purchase or other acquisition of our shares by us, or (d) except as set forth in the following paragraph, the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by us.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares as a result of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, then we may not redeem, purchase or otherwise acquire for any consideration any of our share capital ranking after such dollar preference shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other acquisition thereof, until such time as we have declared and paid in full dividends on such series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.  In addition, no dividend may be declared or paid on any of our share capital ranking after such dollar preference shares as to dividends until such time as the dividend stated to be payable on the dollar preference shares to which the discretion in sub-clause (i) of the second paragraph of this section applies in respect of a dividend period has been declared and paid in full.

No series of dollar preference shares rank after any other series of preference shares with which it is expressed to rank pari passu as regards participation in profits, by reason only of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, or any dividend on that series not being paid by virtue of such discretion.

Dividends on the dollar preference shares of any series will be non-cumulative.  If the board of directors does not pay a dividend or any part of a dividend when due on a dividend payment date in respect of any series of dollar preference shares because it is not required to do so, then holders of dollar preference shares of the applicable series will have no claim in respect of the non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the dollar preference shares of the series are declared for any future dividend period.  The holders of the dollar preference shares of any series will have no right to participate in our profits.

Any dividend which has remained unclaimed for 12 years from the date when it became due shall be forfeited and shall revert to us.

We will calculate the amount of dividends payable on the dollar preference shares of any series for each dividend period using the method determined by the board of directors before the shares are issued, except for any dividend period shorter than a full dividend period, for which the amount of dividend payable will be calculated on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in the period, unless the applicable prospectus supplement states otherwise.  Payments of less than $0.01 will be rounded upwards.

Dividends declared on the dollar preference shares of any series will be payable to the Dollar Preference Share ADR depositary or the record holders as they appear on the register on the appropriate record dates, which will be the number of days before the relevant dividend payment dates that the board of directors determines before the allotment of the particular series.  If applicable fiscal or other laws and regulations permit, each payment will be made, in the case of dollar preference shares of any series in bearer form, by dollar check drawn on, or by transfer to a dollar account maintained by the payee with, a bank in London or in The City of New York or, in the case of dollar preference shares of any series in registered form, by dollar check drawn on a bank in London or in The City of New York and mailed to the record holder at the holder’s address as it appears on the register for the dollar preference shares.  If any date on which dividends are payable on the dollar preference shares of any series is not a business day, then we will pay the dividend on the next business day, without any interest or other payment in respect of the delay, unless it falls in the next calendar month, in which case we will make the payment on the preceding business day.  A “business day” is any day on which banks are open for business, and foreign exchange dealings may be conducted, in London and The City of New York.

Liquidation Rights

If we are wound up or liquidated, whether or not voluntarily, the holders of the dollar preference shares of each series will be entitled to receive out of our surplus assets available for distribution to shareholders, after payment of arrears (if any) of dividends on the cumulative preference shares up to the date of payment, equally with our cumulative preference shares, any other series of non-cumulative preference shares then outstanding, and all of our other shares ranking equally with that series of dollar preference shares as regards participation in our surplus assets, a distribution in U.S. dollars per dollar preference share equal to the liquidation value per share, together with an amount equal to dividends for the then current dividend period accrued to the date of payment, before any distribution or payment may be made to holders of our ordinary shares or any other class of our shares ranking after the dollar preference shares of that series.  If the assets available for distribution are insufficient to pay in full the amounts payable with respect to the dollar preference shares of that series and any of our other preference shares ranking equally as to any such distribution with those dollar preference shares, the holders of those dollar preference shares and other preference shares will share ratably in any distribution of our surplus assets in proportion to the full respective preferential amounts to which they are entitled.  After payment of the full amount of the liquidation distribution to which they are entitled, the holders of the dollar preference shares will have no right or claim to any of our surplus assets and will not be entitled to any further participation in surplus assets.  If the holders of the dollar preference shares are entitled to any recovery with respect to the dollar preference shares in any winding-up or liquidation, they might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Optional Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the dollar preference shares of each series, at our option, in whole or in part from time to time, on any date no earlier than five years and one day after they are issued, in accordance with the notice period and at the redemption prices set forth in the prospectus supplement plus the dividends otherwise payable for the then-current dividend period accrued to the redemption date.

Each notice of redemption will specify:

•	the redemption date;

•	the particular dollar preference shares of the series to be redeemed;

•	the redemption price, specifying the amount of the accrued but unpaid dividend per share to be included and stating that dividends shall cease to accrue on redemption; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

Our Articles of Association provide that no defect in the notice of redemption or in the giving of the notice will affect the validity of the redemption proceedings.

If fewer than all of the outstanding dollar preference shares of a series are to be redeemed, our Articles of Association provide that, for the purposes of determining the particular dollar preference shares to be redeemed, we shall cause a drawing to be made in the presence of our independent auditors.

If certain limitations contained in our Articles of Association, the special rights of any of our shares, and the provisions of applicable law permit (including, without limitation, the U.S. federal securities laws), we may, at any time or from time to time, purchase outstanding dollar preference shares of any series by tender, available to all holders of those dollar preference shares, in the open market, or by private agreement, in each case upon the terms and conditions that the board of directors shall determine.  Any dollar preference shares of any series that we purchase for our own account will pursuant to applicable law be treated as cancelled and will no longer be issued and outstanding.

Under existing PRA requirements, we may not redeem or purchase any dollar preference shares unless we give prior notice to the PRA and, in certain circumstances, it (i) consents in advance and (ii) at the time when the notice of redemption is given and immediately following such redemption, we are or will be (as the case may be) in compliance with our capital adequacy requirements as provided in the regulations relating to capital adequacy then in effect of the PRA.  The PRA may impose conditions on any redemption or purchase which would be set out in the prospectus supplement for any series of dollar preference shares.

Voting Rights

The holders of the dollar preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided by applicable law or as described below.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the dollar preference shares of a particular series or proposing that we be wound up, the holders of the outstanding dollar preference shares will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution.  In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the dollar preference shares of a particular series for a number of dividend periods specified in the relevant prospectus supplement, the holders of the dollar preference shares of that series shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters.  In these circumstances only, the rights of the holders of dollar preference shares of that series to vote shall continue until we have resumed the payment in full of dividends on the dollar preference shares of that series for the number of dividend periods specified in the prospectus supplement.  Holders of any series of dollar preference shares shall be entitled to receive notice of, attend, speak and vote at general meetings in other circumstances if the board of directors determines, as specified in the prospectus supplement.

Whenever holders of dollar preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person, and each proxy for a holder, shall have one vote and on a poll each holder present in person or by proxy shall have the number of votes for each dollar preference share of the relevant series that the board of directors determines, as specified in the relevant prospectus supplement.

Our Articles of Association provide that all resolutions shall be decided on a show of hands unless, either before or on the declaration of the result of the vote taken on a show of hands, a poll is demanded by:

•	the chairman of the meeting;

•	not less than three shareholders present in person or by proxy;

•	the Dollar Preference Share ADR depositary;

•
a shareholder or shareholders, including holders of any series of dollar preference shares entitled to vote on the resolution, present in person or by proxy who represent at least 10% of the total voting rights of all shareholders entitled to vote on the resolution; or

•
a shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares conferring that right.

The holders, including holders of any series of dollar preference shares at a time when they have voting rights as a result of our having failed to pay dividends on the series for the number of dividend periods specified in the applicable prospectus supplement, of not less than 10% of the paid up capital that at the relevant date carries the right of voting at our general meetings are entitled to require our board of directors to convene a general meeting.  In addition, the holders of any series of dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “—Variation of Rights”.

At December 31, 2014, we had 6,365,895,896 ordinary shares outstanding.  The dollar preference shares of any series will not limit our ability to issue additional ordinary shares.

Form

The dollar preference shares of any series will, when issued, be fully paid and, as such, will not be subject to a call for any additional payment.  For each dollar preference share of each series issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account.

The dollar preference shares of each series will be represented by a single certificate.  If in registered form, the certificate will be issued to the Dollar Preference Share ADR depositary and if in bearer form the certificate will be deposited with the Dollar Preference Share ADR depositary under the Dollar Preference Share ADR deposit agreement.  We may consider the Dollar Preference Share ADR depositary to be the holder and absolute owner of any series of dollar preference shares represented by the certificate so deposited for all purposes.  Unless the relevant prospectus supplement specifies otherwise, dollar preference shares of any series withdrawn from deposit under the Dollar Preference Share ADR deposit agreement will be evidenced by share certificates in registered form without dividend coupons.  If a Dollar Preference Share ADR holder elects to receive share certificates in registered form, the share certificates will be delivered at the time of withdrawal.  Unless the prospectus supplement specifies otherwise, the dollar preference shares of any series may not be withdrawn from deposit in bearer form.

Title to dollar preference shares of any series in registered form will pass by transfer and registration on the register for the dollar preference shares of the series.  Title to dollar preference shares of any series in bearer form, or to any dividend coupons appertaining to them, will pass by delivery of the relevant bearer share warrants or dividend coupons.  If our Articles of Association and the limitations described in the following paragraph and in any relevant prospectus supplement permit, dollar preference shares of a particular series in bearer form will be exchangeable for the same number of dollar preference shares of the series in registered form upon surrender of the relevant bearer share warrants and all unmatured dividend coupons, if any, appertaining to them.  Unless the prospectus supplement specifies otherwise, dollar preference shares of any series in registered form will not be exchangeable, in whole or in part, for dollar preference shares of such series in bearer form.

Each exchange or registration of transfer of dollar preference shares of any series in registered form will be effected by entry on the register for the dollar preference shares of the series kept by our registrar at its office in the United Kingdom.  Any exchange or registration of transfer will be effected without charge to the person requesting the exchange or registration, but the requesting person will be required to pay any related taxes, stamp duties or other governmental charges.  The exchange of dollar preference shares of any series in bearer form for the dollar preference shares of such series in registered form will also be subject to applicable U.K. tax laws and regulations in effect at the time of the exchange.  No exchange will be made unless any resulting taxes, stamp duties or other governmental charges have been paid to us.

Variation of Rights

If applicable law permits, the rights attached to any series of dollar preference shares may be varied or abrogated only with the written consent of the holders of 75% in nominal value of the outstanding dollar preference shares of that series or with the sanction of a special resolution passed at a separate class meeting of the holders of the outstanding dollar preference shares of that series.  A special resolution will be adopted if passed by a majority of 75% of those holders voting in person or by proxy at the meeting.  The quorum required for any such class meeting will be two persons holding or representing by proxy at least one-third in nominal amount of the outstanding dollar preference shares of the particular series affected, except at any adjourned meeting, where any two holders present in person or by proxy will constitute a quorum.

The written consent of the holders of 75% in nominal value of the outstanding dollar preference shares of a particular series or the sanction of a special resolution passed at a separate class meeting of holders of the outstanding dollar preference shares of the series will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, other than if we redeem or purchase the shares, in priority to the series of dollar preference shares.

If we have paid the most recent dividend payable on the dollar preference shares of a particular series in full, the rights attached to that series will not be deemed to be varied by the creation or issue of any further series of dollar preference shares or of any sterling preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the dollar preference shares of that series, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

We will cause a notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote to be mailed to each record holder of dollar preference shares of that series.  Each such notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of dollar preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of service of notices is not entitled to receive notices of meetings.  For a description of notices that we will give to the Dollar Preference Share ADR depositary and that the Dollar Preference Share ADR depositary will give to Dollar Preference Share ADR holders, you should see “Where You Can Find More Information”.

Governing Law

The creation and issuance of the dollar preference shares of any series and the rights attached to them shall be governed by and construed in accordance with Scots law.

Registrar and Paying Agent

The relevant prospectus supplement will specify who will act as registrar and paying agent for the dollar preference shares of each series.

DESCRIPTION OF DOLLAR PREFERENCE SHARE AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the Dollar Preference Share ADR deposit agreement under which the Dollar Preference Share ADRs may be issued.  The Dollar Preference Share ADR deposit agreement is among us, The Bank of New York Mellon, as depositary, and all holders from time to time of Dollar Preference Share ADRs issued under it.  This summary does not purport to be complete.  You should read the Dollar Preference Share ADR deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.  You may also read the Dollar Preference Share ADR deposit agreement at the principal offices of The Bank of New York Mellon in The City of New York and London.

American Depositary Receipts

Dollar Preference Share ADRs will evidence American depositary shares (“Dollar Preference Share ADSs”) of a particular series, which will represent dollar preference shares of a corresponding series.  Unless the relevant prospectus supplement specifies otherwise, each Dollar Preference Share ADS will represent one dollar preference share, or evidence of rights to secure one dollar preference share, deposited with the Dollar Preference Share ADR depositary or the London branch of The Bank of New York Mellon, as custodian.  A Dollar Preference Share ADR may evidence any number of Dollar Preference Share ADSs of the corresponding series.

Deposit and Withdrawal of Deposited Securities

Upon receipt of dollar preference shares of a particular series or evidence of rights to receive dollar preference shares, and subject to the terms of the Dollar Preference Share ADR deposit agreement, the Dollar Preference Share ADR depositary will execute and deliver at its principal office, which is presently located at 101 Barclay Street, New York, New York 10286, U.S.A., to the person or persons specified by the depositor in writing upon payment of the fees, charges and taxes provided in the Dollar Preference Share ADR deposit agreement, a Dollar Preference Share ADR or Dollar Preference Share ADRs registered in the name of that person or persons evidencing the number of Dollar Preference Share ADSs of the series corresponding to the dollar preference shares of that series.

Upon surrender of Dollar Preference Share ADRs at the principal office of the Dollar Preference Share ADR depositary and upon payment of the taxes, charges and fees provided in the Dollar Preference Share ADR deposit agreement and subject to the terms of the Dollar Preference Share ADR deposit agreement, a Dollar Preference Share ADR holder is entitled to delivery to or upon its order, at the principal office of the Dollar Preference Share ADR depositary or at the office of the custodian in London, of dollar preference shares of the relevant series in registered form in respect of the deposited dollar preference shares and any other documents of title evidenced by the surrendered Dollar Preference Share ADRs.  The forwarding of share certificates and other documents of title for delivery at the principal office of the Dollar Preference Share ADR depositary will be at the risk and expense of the Dollar Preference Share ADR holder.

Dividends and Other Distributions

The Dollar Preference Share ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited dollar preference shares of a particular series to Dollar Preference Share ADR holders in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares.  The cash amount distributed will be reduced by any amounts that we or the Dollar Preference Share ADR depositary must withhold on account of taxes.

If we make any distribution other than in cash in respect of any deposited dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will distribute the property received by it to Dollar Preference Share ADR holders in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares.  If a distribution that we make in respect of deposited dollar preference shares of a particular series consists of a dividend in, or free distribution of, dollar preference shares of that series, the Dollar Preference Share ADR depositary may, if we approve, and will, if we request, distribute to Dollar Preference Share ADR holders, in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares, additional Dollar Preference Share ADRs for an aggregate number of Dollar Preference Share ADSs of that series received as the dividend or free distribution.  If the Dollar Preference Share ADR depositary does not distribute additional Dollar Preference Share ADRs, each Dollar Preference Share ADS of that series will from then also represent the additional dollar preference shares of the corresponding series distributed in respect of the deposited dollar preference shares before the dividend or free distribution.

If the Dollar Preference Share ADR depositary determines that any distribution in property, other than cash or dollar preference shares of a particular series, cannot be made proportionately among Dollar Preference Share ADR holders or if for any other reason, including any requirement that we or the Dollar Preference Share ADR depositary withhold an amount on account of taxes, the Dollar Preference Share ADR depositary deems that such a distribution is not feasible, the Dollar Preference Share ADR depositary may dispose of all or a portion of the property in the amounts and in the manner, including by public or private sale, that it deems equitable and practicable, and it will distribute the net proceeds of any such sale or the balance of any such property after deduction of any taxes that we or the Dollar Preference Share ADR depositary must withhold to Dollar Preference Share ADR holders as in the case of a distribution received in cash.

Redemption of Dollar Preference Share ADSs

If we redeem any dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will redeem, from the amounts that it receives from the redemption of deposited dollar preference shares, a number of Dollar Preference Share ADSs of the series representing those dollar preference shares which corresponds to the number of deposited dollar preference shares.  The Dollar Preference Share ADS redemption price will correspond to the redemption price per share payable with respect to the redeemed dollar preference shares.  If we redeem less than all of the outstanding dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will select the Dollar Preference Share ADSs of the corresponding series to be redeemed, either by lot or in proportion to the number of dollar preference shares represented.  We must give our notice of redemption in respect of the dollar preference shares of a particular series to the Dollar Preference Share ADR depositary before the redemption date and the Dollar Preference Share ADR depositary will promptly deliver the notice to all holders of Dollar Preference Share ADRs of the corresponding series.

Record Dates

Whenever any dividend or other distribution becomes payable or shall be made in respect of dollar preference shares of a particular series, or any dollar preference shares of a particular series are to be redeemed, or the Dollar Preference Share ADR depositary receives notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the Dollar Preference Share ADR depositary will fix a record date for the determination of the Dollar Preference Share ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of Dollar Preference Share ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the Dollar Preference Share ADR deposit agreement.  Such record date will be as close in time as practicable to the record date for the dollar preference shares.

Voting of the Underlying Deposited Securities

Upon receipt of notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the Dollar Preference Share ADR depositary will, as soon as practicable thereafter, send to the record holders of Dollar Preference Share ADRs of the corresponding series a notice which shall contain:

•	a summary of the notice of meeting;

•
a statement that the record holders of Dollar Preference Share ADRs at the close of business on a specified record date are entitled under the Dollar Preference Share ADR deposit agreement, if applicable laws and regulations and our Articles of Association permit, to instruct the Dollar Preference Share ADR depositary as to the exercise of the voting rights pertaining to the dollar preference shares of the series represented by their Dollar Preference Share ADSs; and

•
a brief statement of how they may give instructions, including an express indication that they may instruct the Dollar Preference Share ADR depositary to give a discretionary proxy to a designated member or members of our board of directors.

The Dollar Preference Share ADR depositary has agreed that it will try, if practicable, to vote or cause to be voted the dollar preference shares in accordance with any written nondiscretionary instructions of record holders of Dollar Preference Share ADRs that it receives on or before the date set by the Dollar Preference Share ADR depositary.  The Dollar Preference Share ADR depositary has agreed not to vote the dollar preference shares except in accordance with written instructions from the record holders of Dollar Preference Share ADRs.

Inspection of Transfer Books

The Dollar Preference Share ADR depositary will keep books, at its transfer office in The City of New York, for the registration and transfer of Dollar Preference Share ADRs that at all reasonable times will be open for inspection by Dollar Preference Share ADR holders.  However, this inspection may not be for the purpose of communicating with Dollar Preference Share ADR holders in the interest of a business or object other than our business or a matter related to the Dollar Preference Share ADR deposit agreement or the Dollar Preference Share ADRs.

Reports and Notices

The Dollar Preference Share ADR depositary will make available at its principal office for inspection by Dollar Preference Share ADR holders any reports and communications received from us that are both received by the Dollar Preference Share ADR depositary as the holder of dollar preference shares of the applicable corresponding series and made generally available to the holders of those dollar preference shares by us, including our annual report and accounts.  The Dollar Preference Share ADR depositary will also send copies of those reports to Dollar Preference Share ADR holders when furnished by us as provided in the Dollar Preference Share ADR deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of any meeting at which holders of the dollar preference shares of a particular series are entitled to vote, or of any reconvening of any such adjourned meeting of holders, or of the taking of any action in respect of any cash or other distributions on or any redemption of dollar preference shares of a particular series, we shall transmit to the Dollar Preference Share ADR depositary a copy of the notice in the form given or to be given to holders of the dollar preference shares.  The Dollar Preference Share ADR depositary will, at our expense, arrange for the prompt transmittal by the custodian to the Dollar Preference Share ADR depositary of such notices, and, if we request in writing, arrange for the mailing, at our expense, of copies to all holders of Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of the corresponding series.

Amendment and Termination of the Dollar Preference Share ADR Deposit Agreement

The form of the Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series and any provisions of the Dollar Preference Share ADR deposit agreement relating to those Dollar Preference Share ADRs may at any time and from time to time be amended by agreement between us and the Dollar Preference Share ADR depositary in any respect which we may deem necessary or desirable.  Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, or that otherwise prejudices any substantial existing right of holders of outstanding Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series, will not take effect as to any Dollar Preference Share ADRs until 30 days after notice of the amendment has been given to the record holders of those Dollar Preference Share ADRs.  Every holder of any Dollar Preference Share ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the Dollar Preference Share ADR to consent and agree to the amendment and to be bound by the Dollar Preference Share ADR deposit agreement or the Dollar Preference Share ADR as amended.  In no event may any amendment impair the right of any holder of Dollar Preference Share ADRs to surrender Dollar Preference Share ADRs and receive in return the dollar preference shares of the corresponding series and other property represented by the Dollar Preference Share ADRs.

Whenever we direct, the Dollar Preference Share ADR depositary has agreed to terminate the Dollar Preference Share ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, Dollar Preference Share ADSs and Dollar Preference Share ADRs of all corresponding series by mailing a termination notice to the record holders of all those outstanding Dollar Preference Share ADRs at least 30 days before the date fixed in the notice for termination.  The Dollar Preference Share ADR depositary may likewise terminate the Dollar Preference Share ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, Dollar Preference Share ADSs and Dollar Preference Share ADRs of all corresponding series by mailing a termination notice to us and the record holders of all those outstanding Dollar Preference Share ADRs at any time 60 days after it has delivered to us a written notice of its election to resign, if a successor depositary has not been appointed and accepted its appointment as provided in the Dollar Preference Share ADR deposit agreement.  If any Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series remain outstanding after the date of any termination, the Dollar Preference Share ADR depositary will then discontinue the registration of transfers of those Dollar Preference Share ADRs, will suspend the distribution of dividends to holders and will not give any further notices or perform any further acts under the Dollar Preference Share ADR deposit agreement with respect to those Dollar Preference Share ADRs, except that it will continue to collect dividends and other distributions pertaining to the dollar preference shares of the corresponding series and any other property represented by those Dollar Preference Share ADRs, and will continue the delivery of dollar preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any property, in exchange for Dollar Preference Share ADRs surrendered to it.  At any time after two years from the date of termination of the Dollar Preference Share ADR deposit agreement as to Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series, the Dollar Preference Share ADR depositary may sell the dollar preference shares of the corresponding series and any other property represented by those Dollar Preference Share ADRs and may hold the net proceeds, together with any other cash then held by it under the Dollar Preference Share ADR deposit agreement in respect of those Dollar Preference Share ADRs, without liability for interest, for the ratable benefit of the holders of Dollar Preference Share ADRs that have not previously been surrendered.

Charges of Dollar Preference Share ADR Depositary

The Dollar Preference Share ADR depositary will charge the party to whom it delivers Dollar Preference Share ADRs against deposits, and the party surrendering Dollar Preference Share ADRs for delivery of dollar preference shares of a particular series or other deposited securities, property and cash, $5 for each 100, or fraction of 100, ADSs evidenced by the Dollar Preference Share ADRs issued or surrendered.  We will pay all other charges of the Dollar Preference Share ADR depositary and those of any registrar, co-transfer agent and co-registrar under the Dollar Preference Share ADR deposit agreement, but, unless the relevant prospectus supplement with respect to a particular series of dollar preference shares or securities convertible into or exchangeable for dollar preference shares of any series states otherwise, we will not pay:

•	taxes, including U.K. stamp duty or U.K. stamp duty reserve tax, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of dollar preference shares;

•
cable, telex, facsimile transmission and delivery charges which the Dollar Preference Share ADR deposit agreement provides are at the expense of the holders of Dollar Preference Share ADRs or persons depositing or withdrawing dollar preference shares of any series; or

•	expenses incurred or paid by the Dollar Preference Share ADR depositary in any conversion of foreign currency into dollars.

You will be responsible for any taxes or other governmental charges payable on your Dollar Preference Share ADRs or on the deposited securities underlying your Dollar Preference Share ADRs (including U.K. stamp duty or U.K. stamp duty reserve tax, but not stamp duty reserve tax arising on issue of the securities underlying your Dollar Preference Share ADRs).  The Dollar Preference Share ADR depositary may refuse to transfer your Dollar Preference Share ADRs or allow you to withdraw the deposited securities underlying your Dollar Preference Share ADRs until such taxes or other charges are paid.  The Dollar Preference Share ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the deposited securities evidenced by the Dollar Preference Share ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the Dollar Preference Share ADR holder remaining liable for any deficiency.

General

Neither the Dollar Preference Share ADR depositary nor we will be liable to Dollar Preference Share ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, or by reason of any provision, present or future, of our Memorandum or Articles of Association, or any act of God or war or other circumstances beyond our control in performing our obligations under the Dollar Preference Share ADR deposit agreement.  The obligations of both of us under the Dollar Preference Share ADR deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any Dollar Preference Share ADSs of a particular series are listed on one or more stock exchanges in the United States, the Dollar Preference Share ADR depositary will act as registrar or, if we request or with our approval, appoint a registrar or one or more co-registrars, for registration of the Dollar Preference Share ADRs evidencing the Dollar Preference Share ADSs in accordance with any exchange requirements.  The registrars or co-registrars may be removed and a substitute or substitutes appointed by the Dollar Preference Share ADR depositary if we request or with our approval.

The Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of any series are transferable on the books of the Dollar Preference Share ADR depositary.  However, the Dollar Preference Share ADR depositary may close the transfer books as to Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series at any time or from time to time when it deems it expedient to do so in connection with the performance of its duties or if we request.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Dollar Preference Share ADR evidencing Dollar Preference Share ADSs of a particular series, or transfer and withdrawal of dollar preference shares of the corresponding series, the Dollar Preference Share ADR depositary or the custodian may require the person presenting the Dollar Preference Share ADR or depositing the dollar preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the Dollar Preference Share ADR deposit agreement, and the Dollar Preference Share ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the dollar preference shares evidenced by the Dollar Preference Share ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the Dollar Preference Share ADR holder remaining liable for any deficiency.  Any person presenting dollar preference shares of any series for deposit or any holder of a Dollar Preference Share ADR may be required from time to time to furnish the Dollar Preference Share ADR depositary or the custodian with proof of citizenship or residence, exchange control approval, information relating to the registration on our books or registers or those maintained for us by the registrar for the dollar preference shares of that series, or other information, to execute certificates and to make representations and warranties that the Dollar Preference Share ADR depositary or the custodian deems necessary or proper.  Until those requirements have been satisfied, the Dollar Preference Share ADR depositary may withhold the delivery or registration of transfer of any Dollar Preference Share ADR or the distribution of any dividend or other distribution or proceeds of any sale or distribution.  The delivery, transfer and surrender of Dollar Preference Share ADRs of any series generally may be suspended during any period when the transfer books of the Dollar Preference Share ADR depositary are closed or if we or the Dollar Preference Share ADR depositary deem necessary or advisable at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of the Dollar Preference Share ADR deposit agreement or for any other reason, subject to the provisions of the following sentence.  The surrender of outstanding Dollar Preference Share ADRs of any series and withdrawal of deposited securities may only be suspended as a result of:

•
temporary delays caused by closing our transfer books or those of the Dollar Preference Share ADR depositary or the deposit of dollar preference shares of the corresponding series in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	compliance with any U.S. or foreign laws or governmental regulations relating to the Dollar Preference Share ADRs of the series or to the withdrawal of the deposited securities.

The Dollar Preference Share ADR deposit agreement and the Dollar Preference Share ADRs are governed by and construed in accordance with New York law.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

The following is a summary of the general terms that will apply to any contingent convertible securities that may be offered by us.

Each time that we issue contingent convertible securities, we will file a prospectus supplement with the SEC, which you should read carefully.  The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those contingent convertible securities to those described in this prospectus.  The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the contingent convertible securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.  Therefore, the statements we make below in this section may not apply to your contingent convertible security.  Contingent convertible securities will be issued by us under an indenture.  The indenture is a contract between us and The Bank of New York Mellon, as trustee. The indenture does not limit our ability to incur additional indebtedness, including the issuance of further contingent convertible securities. You should also read the indenture and any related supplemental indenture establishing such contingent convertible securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

Contingent convertible securities means our subordinated convertible debt securities mandatorily convertible into our ordinary shares on the occurrence of certain events. The contingent convertible securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

We may issue contingent convertible securities in one or more series.  The relevant prospectus supplement for any particular series of contingent convertible securities will describe the terms of the offered contingent convertible securities, including some or all of the following terms:

•	the specific designation, authorized denomination and aggregate principal amount of the contingent convertible securities;

•
whether such contingent convertible securities will be dated contingent convertible securities with a specified maturity date or undated contingent convertible securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can be deferred or cancelled, whether the payment of principal can be deferred and the subordination terms;

•	the price or prices at which they will be issued;

•
the terms on which the contingent convertible securities may or are required to convert into ordinary shares of RBSG and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any interest payments are payable;

•	the terms and conditions of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the contingent convertible securities offered;

•	the terms and conditions, if any, under which we may elect to substitute or vary the terms of the contingent convertible securities;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the contingent convertible securities;

•	any restrictions that apply to the offer, sale and delivery of the contingent convertible securities;

•
whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the contingent convertible securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the contingent convertible securities following those developments; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of contingent convertible securities.

Contingent convertible securities may bear interest at a fixed rate or a floating rate.  We may sell any contingent convertible securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of contingent convertible securities shall have no voting rights except those described under the heading “—Modification and Waiver” below, unless and until such contingent convertible securities are converted into our ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares—Share Capital —Voting Rights”.

If we issue subordinated contingent convertible securities that qualify as Additional Tier 1 or Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal, on any particular series of contingent convertible securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. The relevant prospectus supplement may provide that we are not obligated to make payments of principal or interest on any scheduled payment date, that interest payments may be cancelled or deemed cancelled, in whole or in part, and that any such cancellation or deemed cancellation will not create a default or an event of default under the contingent convertible securities indenture.

Subordination

Each contingent convertible security will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of any series of contingent convertible securities will be subordinated as described in the relevant prospectus supplement with respect to such series. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any other manner.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Events of Default; Limitation of Remedies

Events of Default

The relevant prospectus supplement with respect to any series of contingent convertible securities shall set out what events, if any, shall be considered Events of Defaults and what remedies, if any, that may be available to holders.  The indenture permits the issuance of contingent convertible securities in one or more series and whether an Event of Default, if applicable, has occurred is determined on a series-by-series basis.

If an Event of Default provided for in a supplemental indenture for any series of contingent convertible securities, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding contingent convertible securities of each series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such contingent convertible securities, of all the contingent convertible securities of that series to be due and payable immediately, by a notice in writing to us, and upon such declaration such amount shall become immediately due and payable.  However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of the series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

By accepting a contingent convertible security, each holder and the trustee (acting on behalf of the holders) will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the contingent convertible security or the indenture (or between our obligations under or in respect of any contingent convertible security and any liability owed by a holder to us) that they (or the trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up.

Events of Default — General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding contingent convertible securities of any series may waive any past Event of Default with respect to the series, except an Event of Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any contingent convertible security or a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each contingent convertible securities of such series.

Upon any such waiver, such Event of Default will cease to exist, and any such Event of Default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon.

Subject to the indenture provisions for the indemnification of the trustee and the provisions of any supplemental indenture establishing any series of contingent convertible securities, the holder or holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any contingent convertible securities of any series not taking part in that direction.  The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default with respect to the contingent convertible securities of any series, give to each holder of the contingent convertible securities of the affected series notice of the Event of Default known to it, unless the Event of Default has been cured or waived.  However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all amounts of principal, premium, if any, and interest, if any, on any series of contingent convertible securities will be paid by us without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in the relevant prospectus supplement, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, we will pay such additional amounts in respect of, payments of the principal amount of, premium, if any, and interest, if any, on any series of contingent convertible securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the contingent convertible securities, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, if any, which would have been payable in respect of such contingent convertible securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the contingent convertible security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a contingent convertible security, or the collection of any payment of (or in respect of) principal of, premium, if any, or interest, if any, on any contingent convertible security of the relevant series,

(ii) except in the case of a winding-up of us in the United Kingdom, the relevant contingent convertible security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant contingent convertible security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the contingent convertible security for payment at the close of such 30 day period,

(iv) the holder or the beneficial owner of the relevant contingent convertible security or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or interest, if any, on such contingent convertible security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives,

(vi) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement,

(vii) the relevant contingent convertible security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant contingent convertible security to another paying agent in a Member State of the European Union, or

(viii) any combination of subclauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to a payment of principal of, premium, if any, or interest, if any, on the contingent convertible security to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever in this prospectus or any prospectus supplement there is mentioned, in any context, the payment of the principal of, premium, if any, or interest, if any, and any other payments on, or in respect of, any contingent convertible security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Limitation on Suits

No holder of contingent convertible securities will be entitled to proceed directly against us, except as described below.

 Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of contingent convertible securities, before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a continuing Event of Default has occurred and remains uncured.

•
The holders of not less than 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee institute proceedings because of the Event of Default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•
The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible indenture or the contingent convertible securities, the right of any holder of contingent convertible securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent convertible securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of contingent convertible securities without the consent of the holders of such contingent convertible securities. Other modifications and amendments may be made to the applicable indenture with the consent of not less than a majority in aggregate outstanding principal amount of the contingent convertible securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible security affected that would:

•	change the stated maturity, if any, of any principal amount of any contingent convertible security;

•	change the terms of any contingent convertible security to include a stated maturity date;

•	reduce the principal amount of, the interest rates of, or the payments with respect to any contingent convertible security, other than as permitted under the applicable indenture;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•
reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the applicable indenture;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•
modify the subordination provisions or the terms of our obligations in respect of the payment of amounts due and payable on the contingent convertible securities in a manner adverse to the holders, in each case other than as permitted under the applicable indenture; or

•	modify the above requirements.

In addition to the permitted amendments described in the preceding paragraph, we and the trustee may amend or supplement the applicable indenture or the contingent convertible securities without the consent of any holders of the contingent convertible securities to conform the provisions of the applicable indenture to this “Description of Contingent Convertible Securities” section in this prospectus.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent convertible securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the contingent convertible securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation (including, if and to the extent required at such time by the applicable regulatory capital rules, regulations or standards, the prior consent of the PRA), a holding company of us or any of our wholly-owned subsidiaries may assume our obligations under the contingent convertible securities of any series without the consent of any holder, provided that certain conditions are satisfied. If the conditions set out in the contingent convertible securities indenture are satisfied, all of our direct payment obligations under the contingent convertible securities of the series and the applicable indenture shall immediately be discharged.  Any Additional Amounts under the contingent convertible securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming holding company or wholly-owned subsidiary is organized or tax resident, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. Taxing Jurisdiction, rather than taxes imposed by the U.K. Taxing Jurisdiction.  The holding company or wholly-owned subsidiary, as the case may be, that assumes our obligations will also be entitled to redeem the contingent convertible securities of the relevant series in the circumstances described in “—Redemption” above or in the supplemental indenture with respect to the particular series of contingent convertible securities.

An assumption of our obligations under the contingent convertible securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those contingent convertibles securities for new contingent convertible securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences.  You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The contingent convertible securities and the indenture will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act, except that, as the indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders of each series of contingent convertible securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered contingent convertible securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture with respect to the contingent convertible securities.  The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”).  Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of contingent convertible securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.  We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our contingent convertible securities.  The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of our preference shares and our ordinary shares, and trustee with respect to certain of our exchangeable capital securities.

Consent to Service of Process

Under the indenture, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any contingent convertible securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND
CONTINGENT CONVERTIBLE SECURITIES

Form of Debt Securities and Contingent Convertible Securities; Book-Entry System

Unless the relevant prospectus supplement states otherwise, the debt securities and contingent convertible securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary identified in the applicable prospectus supplement, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee.  Unless and until the debt securities or contingent convertible securities, as applicable, are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities and contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form.  Those laws may impair the ability of investors to own interests in book-entry securities.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures.  Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or contingent convertible securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or contingent convertible securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or contingent convertible securities, as applicable, under the indentures.  Each person having an ownership or other interest in debt securities or contingent convertible securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or the contingent convertible securities, as applicable.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The DTC rules applicable to its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com.

Euroclear.  Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates.  Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries.  Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation.  Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc.  Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or contingent convertible securities, as applicable.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.  Euroclear is an indirect participant in DTC.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law.  The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg.  Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).  Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company.  Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Luxembourg interfaces with domestic markets in several countries.  Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries.  Its U.S. customers are limited to securities brokers, dealers and banks.  Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.  Clearstream Luxembourg is an indirect participant in DTC.  Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear.  Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Payments on the Global Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary.  Payments will be made to beneficial owners of debt securities or contingent convertible securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable.  Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

Primary Distribution

The distribution of debt securities and contingent convertible securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and contingent convertible securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities and contingent convertible securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or contingent convertible securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities and contingent convertible securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities or contingent convertible securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities and contingent convertible securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or contingent convertible securities, as applicable, will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream Luxembourg

We understand that investors that hold debt securities or contingent convertible securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities or contingent convertible securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities or contingent convertible securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or contingent convertible securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or contingent convertible securities, as applicable, either against payment or free of payment.

The interests in the debt securities or contingent convertible securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or contingent convertible securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or contingent convertible securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or contingent convertible securities, as applicable, are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or contingent convertible securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or contingent convertible securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or contingent convertible securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or contingent convertible securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or contingent convertible securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or contingent convertible securities, as applicable, or to receive or make a payment or delivery of the debt securities or contingent convertible securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities or contingent convertible securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:

•
the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or contingent convertible securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the debt securities or contingent convertible securities, as applicable, when due; or

•
at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or contingent convertible securities should be exchanged for definitive debt securities or contingent convertible securities, as applicable, of that series in registered form.

Each person having an ownership or other interest in a debt security or contingent convertible security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security.  The indentures permit us to determine at any time and in our sole discretion that debt securities or contingent convertible securities, as applicable, shall no longer be represented by global securities.  DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant.  We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive contingent convertible securities will be issued in registered form only.  To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities and definitive contingent convertible securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or contingent convertible securities, as applicable.  Payments will be made in respect of the debt securities or contingent convertible securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York.  Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or contingent convertible securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or contingent convertible securities, as applicable, cancel the book-entry debt securities or contingent convertible securities, as applicable, of that series, and distribute the definitive debt securities or contingent convertible securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent.  If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate.  The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent.  The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the material terms of the RBSG ordinary shares of nominal value of £1, as set forth in our articles of association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our articles of association, which are filed as an exhibit to the registration statement of which this document is a part.

The dividend and other rights of the Series 1 Class B Shares and the Series 1 Dividend Access Share are set out in the Circular Letter to Shareholders of RBSG dated November 27, 2009 and amended as set out in the General Meeting Circular dated June 2, 2014.

Share Capital

As at December 31, 2014, our allotted, called up and fully paid share capital was as follows.
Class of Share	number (in thousands)	amount (in £m)

Ordinary shares of £1(1)	6,365,895,896	6,366
B shares of £0.01	51,000,000	510
Dividend access share of £0.01(2)	–	–
Non-cumulative preference shares of U.S.$0.01	209,609	1
Non-cumulative convertible preference shares of U.S.$0.01	65	–
Non-cumulative preference shares of €0.01	2,044	–
Non-cumulative convertible preference shares of £0.01	15	–
Non-cumulative preference shares of £1	54	–
Cumulative preference shares of £1	900	1
____________
(1)
There is no authorised share capital under RBSG’s constitution.  The directors have the authority to issue £17.7 billion nominal of ordinary shares in connection with a conversion of B shares. At December 31, 2014 they had a remaining authority granted at the 2014 Annual General Meeting to issue up to £256 million nominal of ordinary shares other than by pre-emption to existing shareholders.

(2)	One dividend access share in issue.

Voting Rights

Subject to any special rights or restrictions provided by the articles of association, on a show of hands every member who is present in person or by proxy shall have one vote (except that a proxy who is appointed by more than one member has one vote for and one vote against if the proxy has been instructed by one or more members to vote for the resolution and by one or more members to vote against the resolution), and on a poll every member who is present in person or by proxy shall have one vote for each 25 pence in nominal amount of shares held by him. Voting rights may not be exercised by a member who has been served with a restriction notice after failure to provide us with information concerning interests in shares to be provided under U.K. law.

Holders of non-cumulative preference shares are not entitled to attend or vote at any general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of RBSG or any resolution directly varying or abrogating the rights attached to any such shares and then in such case only to speak to and vote upon any such resolution. However, holders have the right to vote in respect of any matter when the dividend payable on their shares has not been declared in full for such number of dividend periods as the directors shall determine prior to the allotment thereof. Whenever a holder is entitled to vote at a general meeting, on a show of hands every shareholder who is present in person has one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes as may be determined by the directors prior to allotment.

Shareholders’ Meetings

The Board must call an annual general meeting in each period of six months beginning with the day following our accounting reference date. Other general meetings may be called by the directors whenever they think fit. The directors must also convene a meeting upon the request of shareholders holding not less than 5% of our paid-up capital carrying voting rights at general meetings of shareholders. A request for a general meeting of shareholders must state the general nature of the business to be dealt with at the meeting, and must be signed by the requesting shareholders and deposited at our registered office or an address specified by us for the purpose. If our directors fail to give notice of such meeting to shareholders within 21 days from receipt of notice (the meeting in question to be held on a date not more than 28 days after the date of the notice convening the meeting), the shareholders that requested the general meeting, or any of them representing more than one-half of the total voting rights of all shareholders that requested the meeting, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months. Any such meeting must be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by our directors.

We must give at least 21 days’ notice of a general meeting but, in the case of any general meeting other than an annual general meeting, the Companies Act 2006 allows us to use a shorter notice period of 14 days provided that certain conditions are met, including the passing of an appropriate resolution at an annual general meeting. Notice shall be given to the auditors and to every member of RBSG, other than those who are not entitled to receive such notice under the provisions of the articles of association.

We may not hold an annual or general meeting at short notice other than in relation to a general meeting that is adjourned.

The notice calling a general meeting must specify the place, day and time of the meeting.

Attendance at Shareholders’ Meetings; Proxies and Votes by Mail

In general, all shareholders (subject to restrictions for holders of non-cumulative preference shares as set out above) who have properly registered their shares may participate in general meetings. Shareholders may attend, speak and vote in person or by proxy. Shareholders may vote in person or, on a poll, by proxy.

In order to attend or vote at any general meeting, a person must be entered on the register of members by the time, being not more than 48 hours before the meeting, specified in the notice of the general meeting (as described below under —“Quorum”).

A shareholder may appoint a proxy in writing or by electronic communication. The appointment of a proxy must be delivered to or received by us at the address specified for that purpose not later than 48 hours before the time appointed for the holding of the meeting. A proxy need not be a member of RBSG.

Quorum

The articles of association state that no business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present. A quorum for the purposes of a general meeting is five shareholders present in person and entitled to vote at the meeting.

If a quorum is not present at a general meeting within 15 minutes of the time appointed for the meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine), the meeting shall be adjourned to either the day and time specified in the notice convening the meeting for such purpose or (if not specified) such time as the chairman of the meeting may determine. In the event of the latter, not less than seven days’ notice of the adjourned meeting (or such longer notice as may be required by statute) shall be given. If a quorum is not present at the adjourned meeting within 15 minutes of the time appointed, the members present in person or by proxy and entitled to vote at the meeting shall constitute a quorum.

Votes Required for Shareholder Action

An ordinary resolution must receive more than 50% of the votes cast to be passed. A special resolution must receive at least 75% of the votes cast in order to be passed.

Financial Statements and Other Communications with Shareholders

Not less than 21 days before the date of an annual general meeting, we must send a copy of every balance sheet and profit and loss account which is to be laid before a general meeting, and a copy of the Director’s and Auditors’ reports, to every member of RBSG and every person who is entitled to receive notice of the meeting. Alternatively, such persons can elect to receive only a copy of RBSG’s strategic report or can elect to view the aforementioned documents on our website.

Dividends

Subject to the provisions of the 2006 Act and Clause 123 of the Articles, we may, by ordinary resolution, declare dividends on ordinary shares save that no dividend shall be payable except out of profits available for distribution, or in excess of the amount recommended by the Board or in contravention of the special rights attaching to any share. Any dividend which has remained unclaimed for 12 years from the date of declaration shall be forfeited and shall revert to us.

We may cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish any new address or account of the registered holder. We may resume sending warrants and cheques if the holder requests such recommencement in writing.

Preference shares

Each cumulative preference share confers the right to a fixed cumulative preferential dividend payable half-yearly. Each non-cumulative preference share confers the right to a preferential dividend (not exceeding a specified amount) payable in the currency of the relevant share. The rate of such dividend and the date of payment thereof, together with the terms and conditions of the dividend, are as may be determined by the directors prior to allotment. Cumulative preference share dividends are paid in priority to any dividend on any other class of share. The non-cumulative preference shares rank for dividend after the cumulative preference shares but rank pari passu with each other and any shares expressed to rank, in terms of participation in our profits, in some or all respects pari passu therewith and otherwise in priority to dividends payable on the ordinary shares and any of our other share capital. The directors may resolve prior to the issue and allotment of any series of non-cumulative preference shares that full dividends in respect of a particular dividend payment date will not be declared and paid if, (i) in their sole and absolute discretion, the directors resolve prior to the relevant dividend payment date that such dividend (or part thereof) shall not be paid and/or (ii) in the opinion of the directors, payment of a dividend would cause a breach of the UK Prudential Regulation Authority’s capital adequacy requirements applicable to us or our subsidiaries, or subject to the next following paragraph, insufficient distributable profits are available to cover the payment in full of all dividends after having paid any dividends payable on any of the cumulative preference shares. If dividends will be paid but, in the opinion of the directors, insufficient distributable profits are available to cover the payment in full of dividends after having paid any dividends payable on any of the cumulative preference shares, dividends will be declared by the directors, pro rata on the non-cumulative preference shares to the extent of the available distributable profits. The non-cumulative preference shares will carry no further rights to participate in our profits and if, and to the extent, any dividend or part of any dividend is on any occasion not paid for any of the reasons described above, holders of non-cumulative preference shares will have no claim in respect of such non-payment.

If any dividend is not payable for the reasons described in clause (ii) of the third paragraph of this subsection, the directors may pay a special dividend not exceeding US$0.01, £0.01 or €0.01 (depending on the currency of the relevant preference share) per share.

If the dividend payable on any series of non-cumulative preference shares on the most recent payment date is not paid in full, or if a sum is not set aside to provide for such payment in full, in either case for the reasons set forth in clause (ii) of the third paragraph of this subsection, no dividends may be declared on any of our other share capital and no sum may be set aside for the payment of a dividend on any of our other share capital (in each case other than the cumulative preference shares), unless, on the date of declaration, an amount equal to the dividend payable in respect of the then current dividend period for such series of non-cumulative preference shares is set aside for payment in full on the next dividend payment date.

If any dividend payable on the non-cumulative preference shares is not paid in full or if a sum is not set aside to provide for such payment in full (in either case for the reasons set forth in clause (ii) of the third paragraph of this subsection), we may not redeem or purchase or otherwise acquire any of our other share capital and may not set aside any sum nor establish any sinking fund for its redemption, purchase or other such acquisition, until such time as dividends have been declared and paid in full in respect of successive dividend periods together aggregating not less than 12 months.

The non-payment of any dividend (in full or in part) by reason of the exercise of the directors’ discretion referred to in clause (i) of the third paragraph of this subsection, shall not prevent or restrict (a) the declaration and payment of dividends on any other series of non-cumulative preference shares or on any non-cumulative preference shares expressed to rank pari passu with the non-cumulative preference shares, (b) the setting aside of sums for the payment of such dividends, (c) except as set forth in the following paragraph, the redemption, purchase or other acquisition of our shares by us, or (d) except as set forth in the following paragraph, the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by us.

If dividends are not declared and paid in full on any series of non-cumulative preference shares as a result of the directors’ discretion referred to in clause (i) of the third paragraph of this subsection, then we may not redeem, purchase or otherwise acquire for any consideration any of our share capital ranking after such preference shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other acquisition thereof, until such time we have declared and paid in full dividends on such series of non-cumulative preference shares in respect of successive dividend periods together aggregating no less than 12 months. In addition, no dividend may be declared or paid on any of our share capital ranking after such preference shares until the dividend in respect of a particular dividend payment date payable on the preference shares to which the directors’ discretion in clause (i) of the third paragraph of this subsection applies has been declared and paid in full.

With effect from 19 April 2011, subject to existing class rights of shareholders, new preference shares can be issued with such rights and restrictions as the directors may determine.

Changes in Share Capital and Variation of Share Rights

Subject to the provisions of the 2006 Act and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as we may by ordinary resolution determine or, subject to and in default of such determination, as the Board shall determine. Subject to the provisions of the 2006 Act, we may issue shares which are, or at our option or the holder are liable, to be redeemed. Subject to the provisions of the 2006 Act and the Articles, unissued shares are at the disposal of the Board.

We may by ordinary resolution: increase our share capital; consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; subject to the provisions of the 2006 Act, subdivide our shares, or any of them, into shares of smaller amount than is fixed by the Memorandum; or cancel any shares which have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the provisions of the 2006 Act, if at any time our capital is divided into different classes of shares, the rights attached to any class of shares may (unless further conditions are provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not we are being wound up, either with the consent in writing of the holders of three-quarters in-nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of holders of the shares of the class (but not otherwise). To any such separate general meeting the provision of the Articles relating to general meetings will apply, save that:

(i)      if at any adjourned meeting of such holders a quorum as defined above is not present, two people who hold shares of the class, or their proxies, are a quorum; and

(ii)     any such holder present in person or by proxy may demand a poll. The rights attaching to any class of shares having preferential rights are not, unless otherwise expressly provided by the terms of issue thereof, deemed to be varied by the creation or issue of further shares ranking, as regards participation in our profits or assets, pari passu therewith, but in no respect in priority thereto.

Pre-emption Rights

Under U.K. law, if we issue specific kinds of additional securities, current shareholders will have pre-emption rights to those securities on a pro rata basis.

The shareholders may, by way of a special resolution, grant authority to the directors to allot shares as if the pre-emption rights did not apply. This authority may be either specific or general and may not exceed a period of five years. If the directors wish to seek authority to disapply the pre-emption rights in relation to a specific allotment, the directors must produce a statement that is circulated to shareholders detailing their reasons for seeking the disapplication of such pre-emption rights.

Form, Holding and Transfer of Shares

Shares may be held in either certificated or uncertificated form.

Certificated Shares

Shares held in certificated form are evidenced by a certificate and a register of shareholders is maintained by our registrar. Any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or a form approved by the directors.

Title to certificated shares is evidenced by entry in the register of our members.

The directors may decline to register any transfer of a certificated share unless:

(i)      the instrument of transfer is lodged at the specified place and accompanied by the certificate for the shares to which it relates;

(ii)     the instrument of transfer is in respect of only one class of share; and

(iii)    in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Uncertificated Shares

RBSG shares held in uncertificated form are held through CREST (computerised settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear UK).

Subject to any applicable restrictions in the articles of association, any member may transfer all or any of his uncertificated shares by means of a relevant system in the manner provided for in the Uncertificated Securities Regulations 2001 and the rules of the relevant system.

Title to uncertificated shares is evidenced by entry in the operator register maintained by Euroclear UK (which forms part of the register of our members).

The directors may decline to register the transfer of an uncertificated share in accordance with the Uncertificated Securities Regulations 2001, and, in the case of jointly held shares, where the share is to be transferred to more than four joint holders.

No fee is payable for the registration of transfers of either certificated of uncertificated shares, although there may be U.K. stamp duty and SDRT consequences.

Liquidation Rights

If RBSG is liquidated, the liquidator may, with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of RBSG. The liquidator may determine how such division is to be carried out as between members or classes of members. No member shall be compelled to accept any assets on which there is a liability.

Cumulative preference shares

In the event of a return of capital on a winding-up or otherwise, the holders of cumulative preference shares are entitled to receive out of our surplus assets available for distribution amongst the members (i) in priority to the holders of the non-cumulative preference shares and any other shares ranking pari passu therewith, the arrears of any fixed dividends including the amount of any dividend due for a payment after the date of commencement of any winding-up or liquidation but which is payable in respect of a half-year period ending on or before such date and (ii) pari passu with the holders of the non-cumulative preference shares and any other shares ranking pari passu therewith, the amount paid up or credited as paid up on such shares together with any premium.

Non-cumulative preference shares

Each non-cumulative preference share will confer on a winding-up or liquidation (except (unless otherwise provided by the terms of issue) a redemption or purchase by us of any shares in our capital, the right to receive out of our surplus assets available for distribution amongst the members after payment of the arrears (if any) of the cumulative dividend on the cumulative preference shares and in priority to the holders of the ordinary shares, repayment of the amount paid up or credited as paid up on the non-cumulative preference shares together with any premium paid on issue pari passu with the holders of the cumulative preference shares and together with an amount equal to accrued and unpaid dividends.

Non-voting deferred shares

On a winding-up or other return of our capital, holders of non-voting deferred shares are entitled only to payment of the amounts paid up on the non-voting deferred shares, after repayment to the holders of ordinary shares of the nominal amount paid up on the ordinary shares held by them and payment of £100,000 on each ordinary share.

B Shares

On a winding-up, holders of the Series 1 Class B Shares will rank equally with the holders of the ordinary shares, the Series 1 Dividend Access Share and any other class of our shares or securities which rank equally with the Series 1 Class B Shares, the Series 1 Dividend Access Share or the ordinary shares on a winding-up or liquidation, and junior to all other shareholders and all of our creditors. For these purposes, on a winding-up each holder of a Series 1 Class B Share will be deemed to hold one (as adjusted from time to time) of our ordinary shares for every Series 1 Class B Share held at the date of the commencement of such winding-up, and will be entitled to receive out of our surplus assets remaining after payment of all prior-ranking claims, a sum equal to that payable to a holder of one (as adjusted) ordinary share in such event.

Dividend Access Share

On a winding-up, the holder of the Series 1 Dividend Access Share will rank equally with the holders of the ordinary shares, the Series 1 Class B Shares and any other class of our shares or securities which rank equally with the Series 1 Dividend Access Share, the Series 1 Class B Shares or the ordinary shares on a winding-up or liquidation, and junior to all other shareholders and all our creditors. For these purposes, on a winding-up the holder of the Series 1 Dividend Access Share will be deemed to hold one-tenth (as adjusted from time to time) of one ordinary share and will be entitled to receive out of our surplus assets remaining after payment of all prior ranking claims, a sum equal to that payable to a holder of one-tenth (as adjusted) of one ordinary share in such event.

General

On our winding-up, the liquidator may, with the authority of any extraordinary resolution and any other sanction required by the Insolvency Act 1986 and subject to the rights attaching to any class of shares after payment of all liabilities, including the payment to holders of preference shares, divide amongst the members in specie or kind the whole or any part of our assets or vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members and may determine the scope and terms of those trusts. No member shall be compelled to accept any assets on which there is a liability.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules require each shareholder to notify us if the voting rights held by him (including by way of certain financial instrument) reaches, exceeds or falls below 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10% and each 1% threshold thereafter up to 100%. Under the Disclosure and Transparency Rules, certain voting rights in RBSG may be disregarded.

Pursuant to the Companies Act, we may also send a notice to any person whom we know or believes to be interested in our shares requiring that person to confirm whether he has such an interest and if so details of that interest.

Under the articles of association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the “default shares”), the Directors may serve a restriction notice on such person. Such a restriction notice will state that the default shares and, if the Directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of RBSG.

In respect of a person with a 0.25% or more interest in our issued ordinary share capital, the Directors may direct in the restriction notice that, subject to certain exceptions, no transfers of shares held by such person (in certificated or uncertificated form) shall be registered and that any dividends or other payments on the shares shall be retained by us pending receipt by us of the information requested by the Directors.

Purchase of Shares by RBSG

Subject to U.K. law (which includes a requirement to obtain shareholder authority), and to any rights conferred on the holders of any class of shares and to any requirements imposed by the London Stock Exchange, we may purchase any of our own shares. The directors are not obliged to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or different classes.

Conversion

Convertible preference shares carry the right to convert into ordinary shares if they have not been the subject of a notice of redemption from us, on or before a specified date determined by the Directors. The right to convert will be exercisable by service of a conversion notice on us within a specified period. We will use reasonable endeavours to arrange the sale, on behalf of convertible preference shareholders who have submitted a conversion notice, of the ordinary shares which result from such conversion and to pay to them the proceeds of such sale so that they receive net proceeds equal to the nominal value of the convertible preference shares which were the subject of the conversion notice and any premium at which such shares were issued, provided that ordinary shares will not be sold at below a benchmark price (as determined prior to the issue of the relevant convertible preference shares by the Directors).

Lien and Forfeiture

We have a lien on every partly paid share for all amounts payable to us in respect of that share. The Directors may call any monies unpaid on shares and may sell shares on which calls or amounts payable under the terms of issues are not duly paid.

Ownership of Shares by Non-U.S. Persons

There are no provisions in the articles of association that restrict non-resident or foreign shareholders from holding RBSG shares or from exercising voting rights attaching to RBSG shares.

Untraceable Shareholders

We shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(i)      during a period of 12 years prior to the date of advertising its intention to sell such shares at least three cash dividends in respect of such shares have become payable but all dividends or other moneys payable remain unclaimed;

(ii)     as soon as practicable after the expiry of the period referred to in sub−paragraph (i) above, we insert advertisements in one daily newspaper with a national circulation in the United Kingdom, one Scottish daily newspaper and one newspaper circulating in the area of the last known address of the member or other person giving notice of its intention to sell the shares;

(iii)    during the period referred to in sub-paragraph (i) above and the period of three months following the publication of the advertisements referred to in sub-paragraph (ii) above, we receive no indication of the whereabouts or existence of the member or other person; and

(iv)    if the shares are listed on the London Stock Exchange, we give notice to the London Stock Exchange of its intention to sell the shares prior to publication of the advertisements.

The net proceeds of such sale shall belong to us, which shall be obliged to account to the former member or other person previously entitled to the shares for an amount equal to the proceeds as a creditor of RBS.

DESCRIPTION OF ORDINARY SHARE AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as the depositary, will register and deliver ordinary share ADSs, each representing two RBSG ordinary shares (or a right to receive two RBSG ordinary shares) deposited with the London branch of The Bank of New York Mellon, as custodian. Each ordinary share ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the register will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ordinary share ADSs either (i) directly (a) by having an ordinary share ADR, which is a certificate evidencing a specific number of ordinary share ADSs, registered in your name, or (b) by holding ordinary share ADSs in the Direct Registration System, or (ii) indirectly through your broker or other financial institution. If you hold ordinary share ADSs directly, you are an ordinary share ADS holder. This description assumes you hold your ordinary share ADSs directly. If you hold the ordinary share ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ordinary share ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ordinary share ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the ordinary share ADS holders entitled thereto.

As an ordinary share ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. United Kingdom law governs shareholder rights. The depositary will be the holder of the shares underlying your ordinary share ADSs. As a holder of ordinary share ADSs, you will have ordinary share ADS holder rights. The ordinary share ADS deposit agreement among RBSG, the depositary and you, as an ordinary share ADS holder, and the beneficial owners of ordinary share ADSs sets out ordinary share ADS holder rights as well as the rights and obligations of the depositary. New York law governs the ordinary share ADS deposit agreement and the ordinary share ADSs.

RBSG may from time to time request owners of ordinary share ADSs to provide information as to the capacity in which such owners own or owned ordinary share ADSs and regarding the identity of any other persons then or previously having a beneficial interest in such ordinary share ADSs and the nature of such interest and various other matters. Each owner of ordinary share ADSs agrees to provide any information requested by RBSG or the depositary pursuant to the ordinary share ADS deposit agreement. The depositary agrees to comply with reasonable written instructions received from time to time from RBSG requesting that the depositary forward any such requests to the owners of ordinary share ADSs and to forward to RBSG any such requests received by the depositary.

The following is a summary of the material provisions of the ordinary share ADS deposit agreement. For more complete information, you should read the entire ordinary share ADS deposit agreement and the form of American depositary receipt.

Dividends and Other Distributions

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of RBSG ordinary shares your ordinary share ADSs represent.

•
Cash. The depositary will convert any cash dividend or other cash distribution we pay on the RBSG ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the ordinary share ADS deposit agreement allows the depositary to distribute the foreign currency only to those ordinary share ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ordinary share ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid, will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•
Shares. The depositary may distribute additional ordinary share ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ordinary share ADSs. It will sell shares which would require it to deliver a fractional ordinary share ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ordinary share ADSs, the outstanding ordinary share ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

•
Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may, after consultation with RBSG, make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ordinary share ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ordinary share ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ordinary share ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ordinary share ADSs described in this section except for changes needed to put the necessary restrictions in place.

•
Other Distributions. After consultation with RBSG to the extent practicable, the depositary will send to you anything else RBSG distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may, after consultation with RBSG to the extent practicable, decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ordinary share ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ordinary share ADSs) to you unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ordinary share ADS holders. We have no obligation to register ordinary share ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ordinary share ADSs, shares, rights or anything else to ordinary share ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for RBSG to make them available to you.

Deposit, Withdrawal and Cancellation

The depositary will deliver ordinary share ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees and including a U.K. SDRT charge on the value of the ordinary shares so deposited, the depositary will register the appropriate number of ordinary share ADSs in the names you request and will deliver the ordinary share ADSs to or upon the order of the person or persons that made the deposit.

You may surrender your ordinary share ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ordinary share ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

You may surrender your ordinary share ADR to the depositary for the purpose of exchanging your ordinary share ADR for uncertificated ordinary share ADSs. The depositary will cancel that ordinary share ADR and will send you a statement confirming that you are the owner of uncertificated ordinary share ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ordinary share ADSs requesting the exchange of uncertificated ordinary share ADSs for certificated ordinary share ADSs, the depositary will execute and deliver to you an ordinary share ADR evidencing those ordinary share ADSs.

Voting Rights

You may instruct the depositary to vote the number of deposited shares your ordinary share ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary will try, as far as practical, subject to the laws of the United Kingdom and of our articles of association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. If no instructions are received by the depositary from any owner with respect of any of the deposited securities represented by the ordinary share ADSs on or before the date established by the depositary for such purpose, the depositary shall deem the owner to have instructed the depositary to give a discretionary proxy to a person designated by RBSG with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. No such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary (i) we do not wish such proxy given, (ii) substantial opposition exists or (iii) the matter would materially and adversely affects the rights of holders of the shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible if they fail to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities (as defined in the ordinary share ADS deposit agreement), if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon not less than 30 days in advance of the meeting date.

Fees and Expenses

For:		Persons depositing or withdrawing shares must pay:
•	Issuance of ordinary share ADSs, including issuances resulting from a distribution of shares or rights or other property	•	$5.00 (or less) per 100 ordinary share ADSs (or portion of 100 ordinary share ADSs)
•	Cancellation of ordinary share ADSs for the purpose of withdrawal, including if the ordinary share ADS deposit agreement terminates	•	$5.00 (or less) per 100 ordinary share ADSs (or portion of 100 ordinary share ADSs)
•	Any cash distribution to you	•	$0.02 (or less) per ordinary share ADS
•	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to holders	•	A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ordinary share ADSs
•	Depositary services	•	$0.02 (or less) per ordinary share ADSs per annum
•	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares	•	Registration or transfer fees
•	Cable, telex and facsimile transmissions (when expressly provided in the ordinary share ADS deposit agreement)	•	Expenses of the depositary
•	Converting foreign currency to U.S. dollars	•	Expenses of the depositary
•	As necessary	•
Taxes and other governmental charges the depositary or the custodian have to pay on any ordinary share ADS or share underlying an ordinary share ADS, for example, stock transfer taxes, stamp duty or withholding taxes

•	As necessary	•	Any charges incurred by the depositary or its agents for servicing the deposited securities

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ordinary share ADSs or on the deposited securities represented by any of your ordinary share ADSs. The depositary may refuse to register any transfer of your ordinary share ADSs or allow you to withdraw the deposited securities represented by your ordinary share ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ordinary share ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ordinary share ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•	change the nominal or par value of our shares
•	reclassify, split up or consolidate any of the deposited securities
•	distribute securities on the shares that are not distributed to you
•	recapitalise, reorganise, merge, liquidate, sell all or substantially all of our assets, or take any similar action then the cash, shares or other securities received by the depositary will become deposited securities. Each ordinary share ADS will automatically represent its equal share of the new deposited securities. The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ordinary share ADRs or ask you to surrender your outstanding ordinary share ADRs in exchange for new ordinary share ADRs identifying the new deposited securities.

Amendment and Termination

We may agree with the depositary to amend the ordinary share ADS deposit agreement and the ordinary share ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ordinary share ADS holders, it will not become effective for outstanding ordinary share ADSs until 30 days after the depositary notifies ordinary share ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ordinary share ADSs, to agree to the amendment and to be bound by the ordinary share ADRs and the ordinary share ADS deposit agreement as amended.

The depositary will terminate the ordinary share ADS deposit agreement at our direction by mailing notice of termination to the ordinary share ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the ordinary share ADS deposit agreement by mailing notice of termination to us and the ordinary share ADS holders then outstanding if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the ordinary share ADS deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ordinary share ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the ordinary share ADS deposit agreement for the pro rata benefit of the ordinary share ADS holders that have not surrendered their ordinary share ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

The ordinary share ADS deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the ordinary share ADS deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the ordinary share ADS deposit agreement;

•	are not liable if we or it exercises discretion permitted under the ordinary share ADS deposit agreement;

•
have no obligation to become involved in a lawsuit or other proceeding related to the ordinary share ADSs or the ordinary share ADS deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the ordinary share ADS deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ordinary share ADS, make a distribution on an ordinary share ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the ordinary share ADS deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ordinary share ADSs or register transfers of ordinary share ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your Ordinary Share ADRs

You have the right to cancel your ordinary share ADSs and withdraw the underlying shares at any time except:

•
When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When you owe money to pay fees, taxes and similar charges.

•
When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ordinary share ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the ordinary share ADS deposit agreement.

Pre-release of ordinary share ADSs

The ordinary share ADS deposit agreement permits the depositary to deliver ordinary share ADSs before deposit of the underlying shares. This is called a pre-release of the ordinary share ADSs. The depositary may also deliver shares upon cancellation of pre-released ordinary share ADSs (even if the ordinary share ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ordinary share ADSs instead of shares to close out a pre-release. The depositary may pre-release ordinary share ADSs only under the following conditions: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents and agrees to the depositary in writing that it or its customer (a) owns the shares or ordinary share ADSs to be deposited, (b) assigns all beneficial rights, title and interest in the shares or ordinary share ADSs, as the case may be, to the depositary in its capacity as such and for the benefit of the owners, and (c) will not take any action with respect to such shares or ordinary share ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership, other than in satisfaction of such pre-release; (ii) the pre-release is fully collateralised with cash, U.S. government securities or such other collateral that the depositary determines in good faith will provide substantially similar liquidity and security; (iii) the depositary must be able to close out the pre-release on not more than five business days’ notice; and (iv) the pre-release will be subject to further indemnities and credit regulations as the depositary deems appropriate. In addition, the depositary will limit the number of ordinary share ADSs that may be outstanding at any time as a result of pre-release, but the depositary may, with the prior written consent of RBSG, change such limit for purposes of general application. The depositary will also set dollar limits with respect to pre-release transactions on a case-by-case basis as the depositary sees appropriate.

Direct Registration System

In the ordinary share ADS deposit agreement, all parties to the ordinary share ADS deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ordinary share ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ordinary share ADSs, which ownership shall be confirmed by periodic statements sent by the depositary to the ordinary share ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ordinary share ADS holder, to direct the depositary to register a transfer of those ordinary share ADSs to DTC or its nominee and to deliver those ordinary share ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ordinary share ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the ordinary share ADS deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ordinary share ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ordinary share ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the ordinary share ADS deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the ordinary share ADS deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Each new series of debt securities, dollar preference shares and contingent convertible securities will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

Conflicts of Interest

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase dollar preference shares, debt securities or contingent convertible securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell LLP, New York, New York and Davis Polk & Wardwell London LLP, London, United Kingdom will pass upon certain legal matters relating to the securities. Our Scottish solicitors, CMS Cameron McKenna LLP, will pass upon the validity of the securities under Scots law and certain matters of Scots law relating to the subordination provisions of the securities.

EXPERTS

The consolidated financial statements as at December 31, 2014, 2013 and 2012, and for each of the three years in the period ended December 31, 2014, incorporated in this prospectus by reference from RBSG’s annual report on Form 20-F filed with the SEC on March 31, 2015 (the “2014 Annual Report”) and the effectiveness of RBSG's internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. The audit reports (1) express an unqualified opinion on RBSG’s consolidated financial statements and include an explanatory paragraph stating that Note 43 to the financial statements was added for the inclusion of consolidating financial information in respect of RBS plc in accordance with Regulation S-X of Rule 3-10, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated and registered in Scotland, United Kingdom. Many of our directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of our assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish solicitors, CMS Cameron McKenna LLP (as to Scots law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Scotland.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file reports and other information with the SEC. You can read and copy these reports and other information that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, United States.  You can call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that we have filed electronically with the SEC.  You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States, on which certain of our securities are listed.

We will provide the trustee for any debt securities and contingent convertible securities and the ADR depositary for any ordinary shares and dollar preference shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements.  We will also provide any trustee or ADR depositary with interim reports that will include unaudited interim summary consolidated financial information.  Upon receipt, the trustee or the ADR depositary will mail the reports to all record holders of the debt securities, contingent convertible securities, ordinary shares or dollar preference shares.  In addition, we will provide the trustee or the ADR depositary with all notices of meetings at which holders of debt securities, contingent convertible securities, ordinary shares or dollar preference shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, contingent convertible securities, ordinary shares or dollar preference shares.

Registration Statement

This prospectus is part of a registration statement that we filed with the SEC.  As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the underwriting agreements, the ADR deposit agreement as well as various other documents listed in the exhibit index.  Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information, you should refer to the registration statement.  You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC.  This permits us to disclose important information to you by referring to these filed documents.  Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference RBSG’s 2014 Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on March 31, 2015.

We also incorporate by reference all subsequent annual reports of RBSG filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus.  To obtain copies you should contact us at Debt Investor Relations, The Royal Bank of Scotland Group plc, 250 Bishopsgate, London EC2M 4AA, United Kingdom (telephone: +44 (0)20 7678 1800).

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements.  We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus.  Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect,” “estimate,” “project,” “anticipate,” “believes,” “should,” “could,” ‘intend,” “plan,” “probability,” “risk,” “target,” “goal,” “objective,” “may,” “endeavor,” “outlook,” “optimistic,” “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives.  Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited, to: our transformation plan (which includes the 2013/2014 strategic plan relating to the implementation of our new divisional and functional structure and the continuation of our balance sheet reduction programme including the proposed divestments of Williams & Glyn and Citizens Financial Group, Inc., the information technology and operational investment plan, the proposed restructuring of our CIB business and the restructuring of the Group as a result of the implementation of the regulatory ring-fencing regime in the UK), as well as restructuring, capital and strategic plans, divestments, capitalisation, portfolios, net interest margin, capital and leverage ratios, liquidity, risk-weighted assets (RWAs), RWA equivalents (RWAe), Pillar 2A, Maximum Distributable Amount (MDA), total loss absorbing capital (TLAC), minimum requirements for eligible liabilities (MREL), return on equity (ROE), profitability, cost:income ratios, loan:deposit ratios, funding and risk profile; litigation, government and regulatory investigations including investigations relating to the setting of interest rates and foreign exchange trading and rate setting activities; costs or exposures borne by the Group arising out of the origination or sale of mortgages or mortgage-backed securities in the US; our future financial performance; the level and extent of future impairments and write-downs; and our exposure to political risks, credit rating risk and to various types of market risks, such as interest rate risk, foreign exchange rate risk and commodity and equity price risk. These statements are based on current plans, estimates, targets and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. For example, certain market risk disclosures are dependent on choices relying on key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in RBSG’s 2014 Annual Report or any of its interim reports filed on Form 6-K incorporated by reference herein, to be a complete set of all potential risks or uncertainties.  We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions.  However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus.  We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so.  You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus.  This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

The Royal Bank of Scotland Group plc

$1,500,000,000 4.800% Senior Notes due 2026

_______________

PROSPECTUS SUPPLEMENT

(to prospectus dated March 31, 2015)

_______________

Global Co-ordinator, Joint Bookrunner and Joint Lead Manager

RBS

Joint Bookrunners and Joint Lead Managers

BofA Merrill Lynch	Credit Suisse	Morgan Stanley

Co-Managers

CIBC Capital Markets	RBC Capital Markets	Santander